Exhibit 4.19

NOTES COLLATERAL AGREEMENT
made by
CORNERSTONE BUILDING BRANDS, INC.,
CAMELOT RETURN INTERMEDIATE HOLDINGS, LLC
and certain Domestic Subsidiaries of the Company,
in favor of
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Note Collateral Agent and Trustee

dated as of July 25, 2022

SCHEDULES
Schedule 1 -- Notice Addresses of Granting Parties
Schedule 2 -- Pledged Securities
Schedule 3 -- Perfection Matters
Schedule 4A -- Financing Statements
Schedule 4B -- Jurisdiction of Organization
Schedule 5 -- Intellectual Property
Schedule 6 -- Commercial Tort Claims
Schedule 7 -- Letter-of-Credit Rights
Schedule 8 -- Mortgage Property
ANNEXES
Annex 1 -- Acknowledgement and Consent of Issuers who are not Granting Parties
Annex 2 -- Assumption Agreement
Annex 3 -- Supplemental Agreement
Annex 4 -- [Reserved]
Annex 5 -- Form of Mortgage

NOTES COLLATERAL AGREEMENT
NOTES COLLATERAL AGREEMENT, dated as of July 25, 2022, made by CORNERSTONE BUILDING BRANDS, INC., a Delaware corporation (as further defined in the Indenture, the “Company”), CAMELOT RETURN INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (as further defined in the Indenture, “Holdings”), and certain Domestic Subsidiaries of the Company from time to time party hereto, in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as note collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Note Collateral Agent”) for the Secured Parties (as defined below) and trustee (the “Trustee”) on behalf of the Holders (as defined in the Indenture described below).
W I T N E S S E T H :
WHEREAS, pursuant to that certain Indenture, dated as of the date hereof (as amended by the First Supplemental Indenture, dated as of the date hereof, the Second Supplemental Indenture, dated as of the date hereof, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (in such capacity, and together with its successors and assigns in such capacity, the “Trustee”) on behalf of the Holders (as defined in the Indenture) and as Note Collateral Agent, the Company is issuing $710.0 million aggregate principal amount of 8.750% senior secured notes due 2028, and may in the future issue Additional Notes (as defined therein), upon the terms and subject to the conditions set forth therein;
WHEREAS, the Company is a member of an affiliated group of companies that includes the other Granting Parties (as defined below);
WHEREAS, the proceeds of the issuance of the Notes will be used in part to enable the Company to make valuable transfers to one or more of the other Granting Parties in connection with the operation of their respective businesses;
WHEREAS, the Company and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the issuance of the Notes;
WHEREAS, it is a condition to the issuance and purchase of the Notes on the date hereof that the Company execute and deliver this Agreement to the Note Collateral Agent and the Trustee for the benefit of the Secured Parties;
WHEREAS, pursuant to that certain Cash Flow Credit Agreement, dated as of April 12, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under, such agreement or successor agreements, the “Senior Cash Flow Agreement”), among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as collateral agent and as administrative agent (in such capacities, the “Senior Cash Flow Agent”), and the other parties party thereto, the lenders party thereto have severally agreed to make extensions of credit to the Borrower (as defined therein) upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Cash Flow Guarantee and Collateral Agreement, dated as of April 12, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Cash Flow Collateral Agreement”), among the Company, Holdings, the Subsidiary Guarantors (as defined in the Senior Cash Flow Agreement) (collectively, the “Cash Flow Granting Parties”) and the Senior Cash Flow Agent, the Cash Flow Granting Parties have granted a first priority Lien (as defined in the Senior Cash Flow Agreement) to the Senior Cash Flow Agent for the benefit of the Cash Flow Secured Parties (as defined herein) on the Cash Flow Priority Collateral (as defined herein) and a second priority Lien for the benefit of the Cash Flow Secured Parties on the ABL Priority Collateral (as defined herein) (subject in each case to Permitted Liens (as defined in the Senior Cash Flow Agreement));
WHEREAS, pursuant to that certain ABL Credit Agreement, dated as of April 12, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under, such agreement or successor agreements, the “Senior ABL Agreement”), among the Company, the U.S. Subsidiary Borrowers (as defined therein), the Canadian Borrowers (as defined therein), UBS AG, Stamford Branch, as collateral agent and as administrative agent (in such capacities, the “Senior ABL Agent”), and the other parties party thereto, the lenders party thereto have severally agreed to make extensions of credit to the Borrowers (as defined therein) upon the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to that certain ABL U.S. Guarantee and Collateral Agreement, dated as of April 12, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “ABL Collateral Agreement”), among the Company, the U.S. Subsidiary Borrowers (as defined in the Senior ABL Agreement), Holdings, the U.S. Subsidiary Guarantors (as defined in the Senior ABL Agreement) (collectively, the “ABL Granting Parties”) and the Senior ABL Agent, the ABL Granting Parties have granted a first priority Lien (as defined in the Senior ABL Agreement) to the Senior ABL Agent for the benefit of the ABL Secured Parties (as defined herein) on the ABL Priority Collateral and a second priority Lien for the benefit of the ABL Secured Parties on the Cash Flow Priority Collateral (subject in each case to Permitted Liens (as defined in the Senior ABL Agreement));
WHEREAS, pursuant to that certain Term Loan Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under, such agreement or successor agreements, the “Senior Term Loan Agreement”), among the Company, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as collateral agent and as administrative agent (in such capacities, the “Senior Term Loan Agent”), and the other parties party thereto, the lenders party thereto have severally agreed to make extensions of credit to the Borrower (as defined therein) upon the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to that certain Term Loan Guarantee and Collateral Agreement, dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Term Loan Collateral Agreement”), among the Company, Holdings, the Subsidiary Guarantors (as defined in the Senior Term Loan Agreement) (collectively, the “Term Loan Granting Parties”) and the Senior Term Loan Agent, the Term

Loan Granting Parties have granted a first priority Lien (as defined in the Senior Term Loan Agreement) to the Senior Term Loan Agent for the benefit of the Term Loan Secured Parties (as defined herein) on the Cash Flow Priority Collateral and a second priority Lien for the benefit of the Term Loan Secured Parties on the ABL Priority Collateral (subject in each case to Permitted Liens (as defined in the Senior Term Loan Agreement));
WHEREAS, pursuant to that certain Additional Indebtedness Joinder, dated as of the date hereof, the Note Collateral Agent, for itself and on behalf of the Holders of the Notes, and the Senior Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, have agreed to be bound by the terms and provisions of that certain Intercreditor Agreement, dated as of April 12, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time (subject to Subsection 9.1), the “Base Intercreditor Agreement”), among the Senior ABL Agent and the Senior Cash Flow Agent, and acknowledged by the Company, Holdings and each other Granting Party; and
WHEREAS, the Note Collateral Agent and/or one or more Additional Agents may in the future enter into a Junior Lien Intercreditor Agreement substantially in the form attached to the Indenture as Exhibit H, and acknowledged by the Company and the other Granting Parties (as amended, restated, supplemented, waived or otherwise modified from time to time (subject to Subsection 9.1), the “Junior Lien Intercreditor Agreement”), and one or more Other Intercreditor Agreements or Intercreditor Agreement Supplements.
NOW, THEREFORE, in consideration of the premises and to induce the Trustee and the Note Collateral Agent to enter into the Indenture and to induce the Holders to purchase the Notes to be issued on the date hereof, each Grantor hereby agrees with the Trustee and the Note Collateral Agent, for the benefit of the Secured Parties, as follows:
SECTION 1
Defined Terms
1.1     Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms that are defined in the Code (as defined below and in effect on the date hereof) are used herein as so defined: Cash Proceeds, Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Letter-of-Credit Rights, Money, Promissory Notes, Records, Securities, Securities Accounts and Supporting Obligations.
(b) The following terms shall have the following meanings:
“ABL Agent”: as defined in the recitals hereto and as further defined in the Indenture.
“ABL Collateral Agreement”: as defined in the recitals hereto.
“ABL Collateral Obligations”: as defined in the Base Intercreditor Agreement.
“ABL Granting Parties”: as defined in the recitals hereto.

“ABL Obligations”: as defined in the Base Intercreditor Agreement.
“ABL Priority Collateral”: as defined in the Base Intercreditor Agreement.
“ABL Secured Parties”: the “Secured Parties” as defined in the ABL Collateral Agreement.
“Accounts”: all accounts (as defined in the Code) of each Grantor, whether now existing or existing in the future, including all (a) Accounts Receivable of such Grantor, (b) all unpaid rights of such Grantor (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Grantor with respect to any such accounts receivable of any Grantor, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.
“Accounts Receivable”: any right to payment, whether or not earned by performance, for goods sold, leased, licensed, assigned or otherwise disposed, or for services rendered or to be rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.
“Additional ABL Agent”: as defined in the Base Intercreditor Agreement.
“Additional ABL Collateral Documents”: as defined in the Base Intercreditor Agreement.
“Additional ABL Credit Facilities”: as defined in the Base Intercreditor Agreement.
“Additional ABL Obligations”: as defined in the Base Intercreditor Agreement.
“Additional Agent”: as defined in the Base Intercreditor Agreement.
“Additional Cash Flow Agent”: as defined in the Base Intercreditor Agreement.
“Additional Cash Flow Collateral Documents”: as defined in the Base Intercreditor Agreement.
“Additional Cash Flow Obligations”: as defined in the Base Intercreditor Agreement.
“Additional Cash Flow Secured Parties”: as defined in the Base Intercreditor Agreement.
“Additional Credit Facilities”: as defined in the Base Intercreditor Agreement.
“Agreement”: this Notes Collateral Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“Applicable Law”: as defined in Subsection 9.8.

“Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution or other Person agrees to provide (a) treasury services, (b) credit card, debit card, merchant card, purchasing card, stored value card, non-card electronic payable or other similar services (including the processing of payments and other administrative services with respect thereto), (c) cash management or related services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking, financial or treasury products or services as may be requested by any Grantor (other than letters of credit and other than loans and advances except indebtedness arising from services described in clauses (a) through (c) of this definition), including, for the avoidance of doubt, bank guarantees.
“Bank Products Provider”: any Person that has entered into a Bank Products Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Note Documents, as designated by the Company in accordance with Subsection 8.4 (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Provider with respect to more than one Credit Facility).
“Bankruptcy Case”: (i) Holdings, the Company or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Company or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings, the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.
“Base Intercreditor Agreement”: as defined in the recitals hereto.
“Blocked Account”: as defined in the Senior ABL Agreement.
“Cash Flow Collateral Agreement”: as defined in the recitals hereto.
“Cash Flow Collateral Obligations”: as defined in the Base Intercreditor Agreement.
“Cash Flow Granting Parties”: as defined in the recitals hereto.
“Cash Flow Obligations”: as defined in the Base Intercreditor Agreement.
“Cash Flow Priority Collateral”: as defined in the Base Intercreditor Agreement.
“Cash Flow Secured Parties”: the “Secured Parties” as defined in the Cash Flow Collateral Agreement.

“CFTC”: the Commodity Futures Trading Commission or any successor to the Commodity Futures Trading Commission.
“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Collateral”: as defined in Section 3; provided that, for purposes of Section 8, “Collateral” shall have the meaning assigned to such term in the Indenture.
“Collateral Account Bank”: a bank which at all times is the Note Collateral Agent or a Holder or an affiliate thereof as selected by the relevant Grantor and consented to in writing by the Note Collateral Agent (such consent not to be unreasonably withheld or delayed).
“Collateral Proceeds Account”: a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Note Collateral Agent for the benefit of the Secured Parties.
“Collateral Representative”: (i) if the Base Intercreditor Agreement is then in effect, the ABL Collateral Representative (as defined therein, with respect to ABL Priority Collateral) and the Cash Flow Collateral Representative (as defined therein, with respect to Cash Flow Priority Collateral), (ii) if any Junior Lien Intercreditor Agreement is then in effect, the Senior Priority Representative (as defined therein) and (iii) if any Other Intercreditor Agreement is then in effect, the Person acting as representative for the Note Collateral Agent and the Secured Parties thereunder for the applicable purpose contemplated by this Agreement and the Indenture.
“Commercial Tort Action”: any action, other than an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $15,000,000.
“Commodity Exchange Act”: the Commodity Exchange Act, as in effect from time to time, or any successor statute.
“Company”: as defined in the preamble hereto.
“Company Obligations”: with respect to the Company, the collective reference to all obligations and liabilities of the Company in respect of the unpaid principal of, premium on, if any, and interest on (including interest and fees accruing after the maturity of the Notes, and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding) the Notes, and all other obligations and liabilities of the Company to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Notes, the other Note Documents, any Hedging Agreement entered into with any

Hedging Provider, any Bank Products Agreement entered into with any Bank Products Provider, any Guarantee of Holdings, the Company or any of its Subsidiaries as to which any Secured Party is a beneficiary (including any Management Guarantee entered into with any Management Credit Provider) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such Bank Products Agreement or a termination of any transaction entered into pursuant to any such Hedging Agreement, fees, indemnities, costs, expenses or otherwise (including all reasonable fees, expenses and disbursements of counsel to the Trustee, the Note Collateral Agent or any other Secured Party that are required to be paid by the Company pursuant to the terms of the Indenture or any other Note Document). With respect to any Grantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Grantor of, or the grant by such Grantor of a security interest for, the obligation (the “Excluded Company Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Company Obligations guaranteed by such Grantor shall not include any such Excluded Company Obligation.
“Concentration Account”: as defined in the Senior ABL Agreement.
“Contracts”: with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof, to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, restated, supplemented, waived or otherwise modified, and all rights of such Grantor thereunder, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.
“Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Copyright Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Grantor, including any such license agreements that are material to the business of the Company and its Restricted Subsidiaries, taken as a whole, and are listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, all United States copyright registrations and copyright applications, including any copyright registrations and copyright applications listed on Schedule 5, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.
“Core Concentration Account”: as defined in the Senior ABL Agreement.
“Credit Facility”: as defined in the Base Intercreditor Agreement.
“DDA”: as defined in the Senior ABL Agreement.
“Discharge of ABL Obligations”: as defined in the Base Intercreditor Agreement.
“Discharge of ABL Collateral Obligations”: as defined in the Base Intercreditor Agreement.
“Discharge of Additional ABL Obligations”: as defined in the Base Intercreditor Agreement.
“Discharge of Additional Cash Flow Obligations”: as defined in the Base Intercreditor Agreement.
“Discharge of Cash Flow Collateral Obligations”: as defined in the Base Intercreditor Agreement.
“Discharge of Cash Flow Obligations”: as defined in the Base Intercreditor Agreement.
“Excluded Assets”: as defined in Subsection 3.3.
“Excluded Company Obligation”: as defined in the definition of “Company Obligation”.
“Excluded Obligation”: as defined in the definition of “Grantor Obligations”.
“Excluded Subsidiary”: any Subsidiary of the Company that is (i) not a Wholly Owned Domestic Subsidiary, (ii) not a Grantor (as defined in the Cash Flow Collateral Agreement) or (iii) designated as an “Excluded Subsidiary” under the Senior Cash Flow Agreement.
“first priority”: with respect to any Lien purported to be created by this Agreement, that such Lien is the most senior Lien to which such Collateral is subject (subject to Permitted Liens and other Liens permitted by the Indenture).
“Foreign Intellectual Property”: any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, service marks, trademark and service mark applications, trade names, trade dress, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof.

“General Fund Account”: the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.
“Granting Parties”: (x) Holdings (unless and until Holdings is released from all of its obligations hereunder pursuant to Section 1411 of the Indenture), (y) the Company and (z) the Subsidiary Guarantors.
“Grantor”: (x) Holdings (unless and until Holdings is released from all of its obligations hereunder pursuant to Section 1411 of the Indenture), (y) the Company and (z) the Subsidiary Guarantors.
“Grantor Obligations”: with respect to any Grantor (other than the Company), the collective reference to (i) the Company Obligations guaranteed by such Grantor pursuant to either Section 1301 or Section 1401 of the Indenture and (ii) all obligations and liabilities of such Grantor that may arise under or in connection with this Agreement or any other Note Document to which such Grantor is a party, any Hedging Agreement entered into with any Hedging Provider, any Bank Products Agreement entered into with any Bank Products Provider, any Guarantee of Holdings, the Company or any of its Subsidiaries as to which any Secured Party is a beneficiary (including any Management Guarantee entered into with any Management Credit Provider) or any other document made, delivered or given in connection therewith, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Trustee, the Note Collateral Agent or any other Secured Party that are required to be paid by the Company pursuant to the terms of this Agreement or any other Note Document, and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Grantor, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding). With respect to any Grantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Grantor of, or the grant by such Grantor of a security interest for, the obligation (together with the Excluded Company Obligation, the “Excluded Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Grantor Obligations of such Grantor shall not include any such Excluded Obligation.
“Hedging Agreement”: any Interest Rate Agreement, Commodities Agreement, Currency Agreement or any other credit or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity, credit or equity values or creditworthiness (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
“Hedging Provider”: any Person that has entered into a Hedging Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Note Documents, as designated by the Company in accordance with Subsection 8.4 (provided that no

Person shall, with respect to any Hedging Agreement, be at any time a Hedging Provider with respect to more than one Credit Facility).
“Holdings”: as defined in the preamble hereto.
“Indenture”: as defined in the recitals hereto.
“Instruments”: as defined in Article 9 of the Code but excluding Pledged Securities.
“Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses.
“Intercompany Note”: with respect to any Grantor, any promissory note in a principal amount in excess of $15,000,000 evidencing loans made by such Grantor to the Company or any of its Restricted Subsidiaries (other than to Special Purpose Subsidiaries to the extent the applicable documentation for a Special Purpose Financing does not permit such Intercompany Note to be pledged under this Agreement).
“Intercreditor Agreements”: (a) the Base Intercreditor Agreement, (b) any Junior Lien Intercreditor Agreement and (c) any other intercreditor agreement that may be entered into in the future by the Note Collateral Agent in accordance with the Indenture and one or more Additional Agents and acknowledged by the Company and the other Granting Parties (an “Other Intercreditor Agreement”) (each such Intercreditor Agreement as amended, restated, supplemented, waived or otherwise modified from time to time (subject to Subsection 9.1)) (in each case, upon and during the effectiveness thereof).
“Inventory”: with respect to any Grantor, all inventory (as defined in the Code) of such Grantor, including all Inventory (as defined in the Indenture) of such Grantor.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Code (as in effect on the date hereof) (other than (a) Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary in excess of 65% of any series of such Capital Stock and (b) any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
“Issuers”: the collective reference to issuers of Pledged Stock, including (as of the Closing Date) the Persons identified on Schedule 2 as the issuers of Pledged Stock.
“Junior Lien Intercreditor Agreement”: as defined in the recitals hereto.
“Management Credit Provider”: any Person that is a beneficiary of a Management Guarantee, with the obligations of the applicable Grantor thereunder being secured by one or more Note Documents, as designated by the Company in accordance with Subsection 8.4 (provided that no Person shall, with respect to any Management Guarantee, be at any time a Management Credit Provider with respect to more than one Credit Facility).

“Material Adverse Effect”: a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.
“Mortgage Property”: the collective reference to the real properties owned by the Grantors described on Schedule 8.
“Mortgages”: each of the mortgages and deeds of trust, if any, executed and delivered by a Grantor to the Note Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.
“Note Collateral Agent”: as defined in the preamble hereto.
“Note Documents”: the collective reference to the Indenture, the Notes, this Agreement and the other Note Security Documents, as the same may be amended, supplemented, waived, modified, replaced and/or refinanced from time to time in accordance with the terms hereof and Article IX of the Indenture.
“Non-Holder Secured Parties”: the collective reference to all Bank Products Providers, Hedging Providers, Management Credit Providers and their respective successors, assigns and transferees, in their respective capacities as such.
“Obligations”: (i) in the case of the Company, its Company Obligations and (ii) in the case of each Grantor, its Grantor Obligations.
“Other Intercreditor Agreement”: as defined in the definition of “Intercreditor Agreements”.
“Patent Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Grantor, including any such license agreements that are material to the business of the Company and its Restricted Subsidiaries, taken as a whole, and are listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Patents”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including all patents and patent applications identified in Schedule 5, and including (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

“Pledged Collateral”: as to any Pledgor other than Holdings, the Pledged Securities, and as to Holdings, the Pledged Stock, in all cases, now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.
“Pledged Notes”: with respect to any Pledgor other than Holdings, all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.
“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
“Pledged Stock”: with respect to any Pledgor other than Holdings, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock of any Subsidiary of such Pledgor required to be pledged by such Pledgor pursuant to Section 1503 of the Indenture, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of any Capital Stock of any Issuer that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect and, with respect to Holdings, the shares of Capital Stock of the Company, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of the Company that may be issued or granted to, or held by, Holdings while this Agreement is in effect, in each case, unless and until such time as the respective pledge of such Capital Stock under this Agreement is released in accordance with the terms hereof and of the Indenture; provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for U.S. tax purposes) of any Foreign Subsidiary, (ii) any Capital Stock of a Subsidiary of any Foreign Subsidiary, (iii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity, (iv) any Capital Stock of any not-for-profit Subsidiary, (v) any Capital Stock of any Excluded Subsidiary (other than, but without limiting clause (i) above, a Subsidiary described in clause (d) of the definition thereof in the Senior Cash Flow Agreement) and (vi) without duplication, any Excluded Assets.
“Pledgor”: (x) Holdings (solely with respect to the Pledged Stock held by Holdings in the Company) (unless and until Holdings is released from all of its obligations hereunder pursuant to Section 1411 of the Indenture), (y) the Company (with respect to Pledged Securities held by the Company and all other Pledged Collateral of the Company) and (z) each other Granting Party (with respect to Pledged Securities held by such Granting Party and all other Pledged Collateral of such Granting Party).
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code (as in effect on the date hereof) and, in any event, Proceeds of Pledged Securities shall include all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
“Requirement of Law”: as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.
“Restrictive Agreements”: as defined in Subsection 3.3(a).
“Secured Parties”: the collective reference to (i) the Trustee and the Note Collateral Agent, (ii) the Holders, (iii) the Non-Holder Secured Parties and (iv) the respective successors and assigns and the permitted transferees and endorsees of each of the foregoing.
“Security Collateral”: with respect to any Granting Party, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.
“Senior ABL Agreement”: as defined in the recitals hereto.
“Senior Cash Flow Agent”: as defined in the recitals hereto.
“Senior Cash Flow Agreement”: as defined in the recitals hereto.
“Senior Term Loan Agreement”: as defined in the recitals hereto.
“Specified Asset”: as defined in Subsection 4.2.2.
“Term Loan Agent”: as defined in the recitals hereto.
“Term Loan Collateral Agreement”: as defined in the recitals hereto.
“Term Loan Granting Parties”: as defined in the recitals hereto.
“Term Loan Secured Parties”: the “Secured Parties” as defined in the Term Loan Collateral Agreement.
“Trade Secret Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trade secrets, including know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trade secrets, including know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Grantor, including any such license agreements that are material to the business of the Company and its Restricted Subsidiaries, taken as a whole, and are listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Trademarks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed and accepted, it being understood and agreed that the carve out in this parenthetical shall be applicable only if and for so long as a grant or enforcement of a security interest in such intent to use application would invalidate or otherwise jeopardize Grantor’s rights therein or in the resulting registration), and any renewals thereof, including each registration and application identified in Schedule 5, and including (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.
“Trustee”: as defined in the preamble hereto.
“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
1.2.    Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”.
(b)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.
(c)    All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.
(d)    The permissive rights of the Note Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty, and the Note Collateral Agent shall be entitled to obtain the direction of the requisite percentage of Holders or the Trustee in accordance with the Indenture before taking any such action.
SECTION 2

[Reserved]

SECTION 3

Grant of Security Interest

3.1     Grant.    Each Grantor (other than Holdings) hereby grants to the Note Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in Subsection 3.3. The term “Collateral”, as to any Grantor (other than Holdings), means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in Subsection 3.3:
(a)all Accounts;
(b)all Money (including all cash);
(c)all Cash Equivalents;
(d)all Chattel Paper;
(e)all Contracts;
(f)all Deposit Accounts;
(g)all Documents;
(h)all Equipment;
(i)all General Intangibles;
(j)all Instruments;

(k)all Intellectual Property;
(l)all Inventory;
(m)all Investment Property;
(n)all Letter-of-Credit Rights;
(o)all Fixtures;
(p)all Supporting Obligations;
(q)all Commercial Tort Claims constituting Commercial Tort Actions described in Schedule 6 (together with any Commercial Tort Actions subject to a further writing provided in accordance with Subsection 5.2.12);
(r)all books and records relating to the foregoing;
(s)the Collateral Proceeds Account; and
(t)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that, Collateral shall not include any Pledged Collateral, or any property or assets described in the proviso to the definition of Pledged Stock.
3.2    Pledged Collateral. Each Granting Party that is a Pledgor, hereby grants to the Note Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, including any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in Subsection 3.3.
3.3    Certain Limited Exceptions. No security interest is or will be granted pursuant to this Agreement or any other Note Security Document in any right, title or interest of any Granting Party under or in, and “Collateral” and “Pledged Collateral” shall not include the following (collectively, the “Excluded Assets”):
(a)any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Holdings, the Company, a Subsidiary of the Company, or an Affiliate of any of the foregoing (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code and any other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);
(b)any Equipment or other property that would otherwise be included in the Security Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Security Collateral) if such Equipment or other property (x) (A) is subject to a Lien described in Subsection 8.14(d) or 8.14(e) (with respect to a Lien described in Subsection 8.14(d)) of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility; provided that such provision in any Additional ABL Credit Facility is not materially less favorable to the Holders than the corresponding provision in the Senior ABL Agreement (as determined by the Company in good faith, which determination shall be conclusive)) or (B) is subject to a Lien described in clause (h) (with respect to Purchase Money Obligations or Financing Lease Obligations) or (o) (with respect to such Liens described in such clause (h)) of the definition of “Permitted Liens” in the Indenture (or any corresponding provision of the Senior Cash Flow Agreement, the Senior Term Loan Agreement or any other Additional Credit Facility; provided that such provision in any Additional Credit Facility is not materially less favorable to the Holders than the corresponding provision in the Indenture (as determined by the Company in good faith, which determination shall be conclusive) (but in each case only for so long as such Liens are in place)) or (y) (A) is subject to any Lien described in Subsection 8.14(q) of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility; provided that such provision in any Additional ABL Credit Facility is not materially less favorable to the Holders than the corresponding provision in the Senior ABL Agreement (as determined by the Company in good faith, which determination shall be conclusive)) or (B) is subject to any Lien in respect of Hedging Obligations (as defined in the Indenture) permitted by Section 413 of the Indenture as a “Permitted Lien” pursuant to clause (h) of the definition thereof in the Indenture (or any corresponding provision of the Senior Cash Flow Agreement, the Senior Term Loan Agreement or any other Additional Credit Facility; provided that such provision in any Additional Credit Facility is not materially less favorable to the Holders than the corresponding provision in the Indenture (as determined by the Company in good faith, which determination shall be conclusive) (but in each case only for so long as such Liens are in place)), and, in the case of such other property, such other property consists solely of (i) cash, Cash Equivalents or Temporary Cash Investments, together with proceeds, dividends and distributions in respect thereof, (ii) any assets relating to such assets, proceeds, dividends or distributions, or to such Hedging Obligations, and/or (iii) any other assets consisting of, relating to or arising under or in connection with (1) any Hedging Obligations or (2) any other agreements, instruments or documents related to any Hedging Obligations or to any of the assets referred to in any of subclauses (i) through (iii) of this subclause (b)(y);
(c)any property (and/or related rights and/or assets) that (A) would otherwise be included in the Security Collateral (and such property (and/or related rights and/or assets) shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with a Sale and Leaseback Transaction permitted under Subsection 8.5 of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility; provided that such provision in any Additional ABL Credit Facility is not materially less favorable to the

Holders than the corresponding provision in the Senior ABL Agreement (as determined by the Company in good faith, which determination shall be conclusive)) or clause (x) or (xvi) of the definition of “Asset Disposition” in the Indenture (or any corresponding provision of the Senior Cash Flow Agreement, the Senior Term Loan Agreement or any other Additional Credit Facility; provided that such provision in any Additional Credit Facility is not materially less favorable to the Holders than the corresponding provision in the Indenture (as determined by the Borrower in good faith, which determination shall be conclusive)), or (B) is subject to any Liens permitted under Subsection 8.14 of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility; provided that such provision in any Additional ABL Credit Facility is not materially less favorable to the Holders than the corresponding provision in the Senior ABL Agreement (as determined by the Company in good faith, which determination shall be conclusive)) or Section 413 of the Indenture (or any corresponding provision of the Senior Cash Flow Agreement, the Senior Term Loan Agreement or any other Additional Credit Facility; provided that such provision in any Additional Credit Facility is not materially less favorable to the Holders than the corresponding provision in the Indenture in any material respect (as determined by the Company in good faith, which determination shall be conclusive)) that, in each case, relate to property subject to any such Sale and Leaseback Transaction or general intangibles related thereto (but only for so long as such Liens are in place); provided that, notwithstanding the foregoing, a security interest of the Note Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property as and to the extent such consideration would otherwise constitute Security Collateral;
(d)Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) which is described in the proviso to the definition of Pledged Stock;
(e)any Money, cash, checks, other negotiable instruments, funds and other evidence of payment held in any Deposit Account of the Company or any of its Subsidiaries in the nature of a security deposit with respect to obligations for the benefit of the Company or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations;
(f)(x) the Pisces Acquisition Agreement (as defined in the Senior Cash Flow Agreement) and any rights therein or arising thereunder (except any proceeds of the Pisces Acquisition Agreement) and (y) the Atlas Acquisition Agreement (as defined in the Senior Cash Flow Agreement) and any rights therein or arising thereunder (except any proceeds of the Atlas Acquisition Agreement);
(g)any interest in leased real property (including Fixtures related thereto) (and there shall be no requirement to deliver landlord lien waivers, estoppels or collateral access letters);
(h)any fee interest in owned real property (including Fixtures related thereto) if (A) the fair market value (as determined by the Company in good faith, which determination shall be conclusive) of such fee interest at the time of the acquisition of such fee interest is less than $15,000,000 individually, or (B) such real property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency;
(i)any Vehicles and any assets subject to certificate of title;
(j)Letter-of-Credit Rights (other than Letter-of-Credit Rights (i) to the extent such Letter-of-Credit Rights are supporting obligations in respect of Collateral and (ii) in which a security interest is automatically perfected by filings under the Uniform Commercial Code of any applicable jurisdiction; provided that, notwithstanding any other provision of this Agreement or any other Note Document, neither the Company nor any other Grantor will be required to confer perfection by control over any such Letter-of-Credit Rights) and Commercial Tort Claims, in each case, individually with a value of less than $15,000,000;
(k)assets to the extent the granting or perfecting of a security interest in such assets would result in costs or other consequences to Topco or any of its Subsidiaries as reasonably determined in writing by the Company and the Senior ABL Agent (to the extent such assets would constitute ABL Priority Collateral) or the Senior Cash Flow Agent (to the extent such assets would constitute Cash Flow Priority Collateral), which determination shall be conclusive, and notified in writing to the Note Collateral Agent, that are excessive in view of the benefits that would be obtained by the Secured Parties;
(l)those assets over which the granting of security interests in such assets would be prohibited by contract permitted under the Indenture, applicable law or regulation or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses), including contracts over which the granting of security interests therein would result in termination thereof (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, other than proceeds and receivables thereof to the extent that their assignment is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibitions for so long as such prohibitions are in effect), or to the extent that such security interests would result in adverse tax consequences to Topco or one of its Subsidiaries (or, at the election of the Company in connection with an initial public offering or other restructuring of the Company, any Parent, the Company or any of its Subsidiaries) (as determined by the Company in good faith, which determination shall be conclusive) (it being understood that the Holders shall not require the Company or any of its Subsidiaries to enter into any security agreements or pledge agreements governed by foreign law);
(m)any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or other bank or securities accounts), (i) to the extent the security interest in such asset is not perfected by filings under the Uniform Commercial Code of any applicable jurisdiction, (ii) other than in the case of Pledged Stock or Pledged Notes, to the extent not perfected by being held by the Note Collateral Agent or an Additional Agent as agent for the Note Collateral Agent, (iii) other than DDAs, Concentration Accounts, the Core Concentration Account and Blocked Accounts (in each case only to the extent required pursuant to Subsection 4.16 of the Senior ABL

Agreement (or any corresponding provision of any Additional ABL Credit Facility)), and (iv) other than the Collateral Proceeds Account (to the extent required pursuant to this Agreement), and any Collateral Proceeds Account under and as defined in the ABL Collateral Agreement (to the extent required pursuant to the ABL Collateral Agreement);
(n)Foreign Intellectual Property;
(o)any aircraft, airframes, aircraft engines, helicopters, vessels or rolling stock or any Equipment or other assets constituting a part thereof;
(p)prior to the Discharge of ABL Obligations, any property that would otherwise constitute ABL Priority Collateral but is an Excluded Asset (as such term is defined in the ABL Collateral Agreement);
(q)any Capital Stock and other securities of (i) a Subsidiary of the Company to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities for the benefit of any holders of securities results in the Company or any of its Restricted Subsidiaries being required to file separate financial statements for such Subsidiary with the Securities and Exchange Commission (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement and/or (ii) any Subsidiary of the Company that is (x) an Unrestricted Subsidiary or (y) an Excluded Subsidiary, other than a Foreign Subsidiary (which pledge of Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of a Foreign Subsidiary shall be limited to 65% of each series of its Capital Stock);
(r)any assets or property of Holdings, other than the Pledged Stock of the Company;
(s)any Goods in which a security interest is not perfected by filing a financing statement in the applicable Grantor’s jurisdiction of organization; and
(t)prior to the discharge of any other Cash Flow Collateral Obligations, any property that is not part of the collateral securing, or required to be securing, such other Cash Flow Collateral Obligations;
provided that, prior to the discharge of any other Cash Flow Collateral Obligations, Excluded Assets shall not include any property which secures (or purports to secure) such Cash Flow Collateral Obligations.
For the avoidance of doubt, if any Grantor receives any payment or other amount under the Atlas Acquisition Agreement, the Pisces Acquisition Agreement or the Camelot Acquisition Agreement, such payment or other amount shall constitute Collateral when and if actually received by such Grantor, to the extent set forth in Subsection 3.1.
3.4     Intercreditor Relations. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to Subsections 3.1 and 3.2 shall (a) with respect to all Security Collateral constituting ABL Priority Collateral (x) prior to the Discharge of ABL Obligations, be subject and subordinate to the Liens granted to the Senior ABL Agent for the benefit of the ABL Secured Parties to secure the ABL Obligations pursuant to the ABL Collateral Agreement and (y) prior to the Discharge of Additional ABL Obligations, be subject and subordinate to the Liens granted to any Additional ABL Agent for the benefit of the holders of the Additional ABL Obligations to secure the Additional ABL Obligations pursuant to any Additional ABL Collateral Documents as and to the extent provided for therein, and (b) with respect to all Security Collateral, (x) prior to the Discharge of Cash Flow Obligations, be pari passu and equal in priority to the Liens granted to the Senior Cash Flow Agent for the benefit of the Cash Flow Secured Parties to secure the Cash Flow Obligations pursuant to the Cash Flow Collateral Agreement, (y) prior to the Discharge of Additional Cash Flow Obligations with respect to the obligations in respect of the Senior Term Loan Agreement, be pari passu and equal in priority to the Liens granted to the Senior Term Loan Agent for the benefit of the Term Loan Secured Parties to secure the applicable Additional Cash Flow Obligations pursuant to the Term Loan Collateral Agreement and (z) prior to the Discharge of Additional Cash Flow Obligations with respect to the obligations in respect of any other Additional Cash Flow Obligations, be pari passu and equal in priority to the Liens granted to any such Additional Cash Flow Agent for the benefit of the holders of the applicable Additional Cash Flow Obligations to secure such Additional Cash Flow Obligations pursuant to the applicable Additional Cash Flow Collateral Documents (except, in the case of this clause (b)(z), as may be separately otherwise agreed between the Note Collateral Agent, on behalf of itself and the Secured Parties, and any such Additional Cash Flow Agent, on behalf of itself and the Additional Cash Flow Secured Parties represented thereby). The Note Collateral Agent acknowledges and agrees that the relative priority of the Liens granted to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent and any Additional Agent shall be determined solely pursuant to the applicable Intercreditor Agreements, and not by priority as a matter of law or otherwise. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Note Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Note Collateral Agent hereunder are subject to the provisions of the applicable Intercreditor Agreements. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control as among (i) the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent and any Additional Agent, in the case of the Base Intercreditor Agreement, (ii) the Note Collateral Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent and any Additional Cash Flow Agent, in the case of any Junior Lien Intercreditor Agreement, and (iii) the Note Collateral Agent and any other secured creditor (or agent therefor) party thereto, in the case of any Other Intercreditor Agreement. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so. Notwithstanding any other provision hereof, (x) prior to the Discharge of ABL Obligations and the Discharge of Additional ABL Obligations, any obligation hereunder to deliver to the Note Collateral Agent any Security Collateral constituting ABL Priority Collateral shall be satisfied by causing such ABL Priority Collateral to be delivered to the Senior ABL Agent or the applicable ABL Collateral Representative (as defined in the Base Intercreditor Agreement) to be held in accordance with the Base Intercreditor Agreement and (y) prior to the Discharge of Cash Flow Collateral Obligations (other than the Additional Cash Flow Obligations in respect of the Indenture), any obligation hereunder to deliver to the Note Collateral Agent any Security Collateral shall be satisfied by causing such

Security Collateral to be delivered to the applicable Collateral Representative, the Senior Cash Flow Agent, the Senior Term Loan Agent or any Additional Cash Flow Agent to be held in accordance with the applicable Intercreditor Agreement.
SECTION 4

Representations and Warranties
4.1     [Reserved].
4.2     Representations and Warranties of Each Grantor.     Each Grantor party hereto on the date hereof hereby represents and warrants to the Note Collateral Agent on the date hereof that, in each case after giving effect to the Transactions:
4.2.1    Title; No Other Liens. Except for the security interests granted to the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Indenture (including Section 413 thereof), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens securing Indebtedness. As of the Closing Date, except as set forth on Schedule 3, to the knowledge of such Grantor (x) in the case of the Cash Flow Priority Collateral, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of such Grantor’s Cash Flow Priority Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia and (y) in the case of the ABL Priority Collateral, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of such Grantor’s ABL Priority Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except, in each case, such as have been filed in favor of the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Indenture (including Section 413 thereof) or any other Note Document or for which termination statements will be delivered on the Closing Date.
4.2.2    Perfected First Priority Liens. (a) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Security Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(b)    Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights in favor of the United States government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents upon the earlier of such Filing or the delivery to and continuing possession by the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and upon the obtaining and maintenance of “control” (as described in the Code) by the Note Collateral Agent, the Trustee, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with any applicable Intercreditor Agreement of all Deposit Accounts, all Blocked Accounts, the Collateral Proceeds Account, all Electronic Chattel Paper and all Letter-of-Credit Rights a security interest in which is perfected by “control” (in the case of Deposit Accounts and Blocked Accounts, to the extent required under Subsection 4.16 of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility)) and in the case of Commercial Tort Actions (other than such Commercial Tort Actions listed on Schedule 6 on the date of this Agreement), upon the taking of the actions required by Subsection 5.2.12, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons securing Indebtedness, in each case other than Liens permitted by the Indenture (including Permitted Liens) (and subject to any applicable Intercreditor Agreement), and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Note Collateral Agent, the Trustee, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent (in accordance with any applicable Intercreditor Agreement) or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. As used in this Subsection 4.2.2(b), the following terms shall have the following meanings:
“Filings”: the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3, and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.
“Financing Statements”: the financing statements attached hereto on Schedule 4A for filing in the jurisdictions listed in Schedule 4B.
“Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
“Permitted Liens”: Liens permitted pursuant to the Indenture, including, without limitation, those permitted to exist pursuant to Section 413 of the Indenture.

“Specified Assets”: the following property and assets of such Grantor:
(1) Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction or by the filing and acceptance of intellectual property security agreements in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole;
(2) Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that (a) Liens thereon cannot be perfected by filing and acceptance of intellectual property security agreements in the United States Copyright Office or (b) the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;
(3) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia;
(4) goods included in Collateral received by any Person from any Grantor for “sale or return” within the meaning of Section 2-326(1)(b) of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, to the extent of claims of creditors of such Person;
(5) Fixtures, Vehicles, any other assets subject to certificates of title, and Money and Cash Equivalents (other than Cash Equivalents constituting Investment Property to the extent a security interest therein is perfected by the filing of a financing statement under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction);
(6) Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which do not constitute identifiable Cash Proceeds or which have not yet been transferred to or deposited in the Collateral Proceeds Account (if any);
(7) Contracts, Accounts or receivables subject to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.);
(8) uncertificated securities, to the extent Liens thereon cannot be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction; and
(9) securities held with an intermediary (as such phrase is defined in the Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary as in effect in the United States) to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the perfection of Liens thereon.

4.2.3    Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4B.
4.2.4    [Reserved].
4.2.5    Title to Mortgage Property. Each Grantor has good title in fee simple to its material real property that constitute Mortgage Property, except where the failure to have such good title would not reasonably be expected to have a Material Adverse Effect.
4.2.6    Patents, Copyrights and Trademarks. Schedule 5 lists all Trademarks, Copyrights and Patents, in each case, material to the business of the Company and its Restricted Subsidiaries, taken as a whole, and registered in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and owned by such Grantor (other than Holdings) in its own name as of the date hereof, and all Trademark Licenses, all Copyright Licenses and all Patent Licenses, in each case, material to the business of the Company and its Restricted Subsidiaries, taken as a whole (including Trademark Licenses for registered Trademarks, Copyright Licenses for registered Copyrights and Patent Licenses for registered Patents, in each case, material to the business of the Company and its Restricted Subsidiaries, taken as a whole, but excluding licenses to commercially available “off-the-shelf” software), owned by such Grantor (other than Holdings) in its own name as of the date hereof, in each case, that is solely United States Intellectual Property.
4.3    Representations and Warranties of Each Pledgor. Each Pledgor party hereto on the date hereof hereby represents and warrants to the Note Collateral Agent on the date hereof that, in each case after giving effect to the Transactions:
4.3.1    Except as provided in Subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of shares of a Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such Pledgor and (ii) in the case of any Pledged Stock constituting Capital Stock of any Foreign Subsidiary, as of the Closing Date such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary owned by such Pledgor.
4.3.2    [Reserved].
4.3.3 Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens securing Indebtedness owing to any other Person, except the security interest created by this Agreement and Liens permitted by the Indenture (including Permitted Liens).
4.3.4     Upon the delivery to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of the certificates evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created by this Agreement in such Pledged Securities constituting certificated securities, assuming the continuing possession of such Pledged Securities by the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the

applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative and any Additional Agent) security interest in such Pledged Securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor to the extent provided in and governed by the Code, in each case subject to Liens permitted by the Indenture (including Permitted Liens) (and any applicable Intercreditor Agreement), and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
4.3.5    Upon the earlier of (x) (to the extent a security interest in uncertificated securities may be perfected by the filing of a financing statement) the filing of the Financing Statements or of financing statements delivered pursuant to Section 1501 or Section 1503 of the Indenture in the relevant jurisdiction and (y) (to the extent a security interest in uncertificated securities may be perfected by the obtaining and maintenance of “control” (as described in the Code)) the obtaining and maintenance of “control” (as described in the Code) by the Note Collateral Agent, the Senior ABL Agent, the applicable Collateral Representative or any Additional Agent (or their respective agents appointed for purposes of perfection), as applicable, in accordance with any applicable Intercreditor Agreement, of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the Senior ABL Agent, the applicable Collateral Representative and any Additional Agent set forth in the Base Intercreditor Agreement or any Other Intercreditor Agreement) security interest in such Pledged Securities constituting uncertificated securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, in each case subject to Liens permitted by the Indenture (including Permitted Liens) (and any applicable Intercreditor Agreement), and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
4.3.6    Letter-of-Credit Rights. Schedule 7 lists all Letter-of-Credit Rights not constituting Excluded Assets owned by any Grantor (other than Holdings) on the date hereof.
SECTION 5
Covenants
5.1    [Reserved].

5.2    Covenants of Each Grantor. Each Grantor (other than Holdings) covenants and agrees with the Note Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date of the payment in full of the Notes or the deposit with the Trustee with sufficient funds to pay all obligations owing under the Notes, (ii) as to any such Grantor, a sale or other disposition of all the Capital Stock of such Grantor (other than to the Company or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Grantor ceases to be a Restricted Subsidiary of the Company, in each case that is permitted under the Indenture, (iii) as to any such Grantor, such Grantor being or becoming an Excluded Subsidiary or being released from its Obligations pursuant to Section 1303 of the Indenture or (iv) the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture:
5.2.1    Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Note Collateral Agent, for the benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, such Instrument or Chattel Paper shall be promptly delivered to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, duly indorsed in a manner reasonably satisfactory to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, to be held as Collateral pursuant to this Agreement. Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Indenture or as contemplated by the Intercreditor Agreements.
5.2.2    [Reserved].
5.2.3    [Reserved].
5.2.4    Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall use commercially reasonable efforts to maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest as and to the extent described in Subsection 4.2.2 and to defend the security interest created by this Agreement in such Grantor’s Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof and to Sections 1501, 1502, 1503 and 1508 of the Indenture).
(b)    [Reserved].
(c)    At any time and from time to time, upon the written request of the Note Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as may be reasonably necessary (or as directed by the Note Collateral Agent (at the direction of the Holders pursuant to the terms of the Note Documents)) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) as in effect from time to time in any United States jurisdiction with respect to the security interests created hereby; provided that, notwithstanding any other provision of this Agreement or any other Note Document, neither the Company nor any other Grantor will be required to (v) take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (w) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except (A) so long as the Senior ABL Agreement (or any Additional ABL Credit Facility) is in effect, as required by Subsection 4.16 of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility) unless the applicable Grantor is unable to deliver such control agreement after its use of commercially reasonable efforts and (B) in the case of Security Collateral that constitutes Capital Stock or Pledged Notes in certificated form, delivering such Capital Stock or Pledged Notes to the Note Collateral Agent (or another Person as required under any applicable Intercreditor Agreement), (x) take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) (except, in each case (A) so long as the Senior ABL Agreement (or any Additional ABL Credit Facility) is in effect, as required by Subsection 4.16 of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility) unless the applicable Grantor is unable to deliver such control agreement after its use of commercially reasonable efforts and (B) to the extent consisting of proceeds perfected automatically or by the filing of a financing statement under the Uniform Commercial Code of any applicable jurisdiction or, in the case of Pledged Stock or Pledged Notes, by being held by the Note Collateral Agent or any Additional Agent as agent for the Note Collateral Agent), (y) deliver landlord lien waivers, estoppels or collateral access letters or (z) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.
(d)    The Note Collateral Agent, as directed, may grant extensions of time for the creation and perfection of security interests in, or obtaining a delivery of documents or other deliverables with respect to, particular assets of any Grantor where such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents. Notwithstanding the foregoing, to the extent any Collateral Representative grants an extension of time for the creation and perfection of security interests in, or obtaining a delivery of documents or other deliverables with respect to, particular assets of any Grantor, the same extension shall be deemed to be granted hereunder where the Grantor determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.
5.2.5    Changes in Name, Jurisdiction of Organization, etc. Such Grantor will give prompt written notice to the Note Collateral Agent of any change in its name, legal form or jurisdiction of organization (whether by merger or otherwise) (and in any event within 30 days of such change); provided that, promptly thereafter such Grantor shall deliver to the Note Collateral Agent all additional financing statements and other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder and other documents necessary or reasonably requested by the Note Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein and upon receipt of such additional financing statements the Note Collateral Agent may either promptly file such additional financing statements or approve the filing of such additional financing statements by such Grantor (provided, however, that the Note Collateral Agent shall have no obligation to make such filings). Upon any such approval such Grantor shall proceed with the filing of the additional financing statements and deliver copies (or other evidence of filing) of the additional filed financing statements to the Note Collateral Agent.
5.2.6    [Reserved].
5.2.7    Pledged Stock. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Note Collateral Agent promptly in writing of the occurrence of any of the events described in Subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of Subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.
5.2.8    [Reserved].
5.2.9    Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records in all material respects of its Collateral, including a record of all payments received and all credits granted with respect to such Collateral; provided that with respect to the ABL Priority Collateral, the satisfactory maintenance of such records shall be determined in good faith by such Grantor or the Company.
5.2.10    Acquisition of Intellectual Property. Concurrently with or prior to the delivery of the annual financial statements under Section 405 of the Indenture, the Company or such Grantor will notify the Note Collateral Agent of any acquisition by the Grantors of (i) any registration of any United States Copyright, Patent or Trademark, in each case, material to the business of the Company and its Restricted Subsidiaries, taken as a whole, or (ii) any exclusive rights under a United States Copyright License, Patent License or Trademark License, in each case, material to the business of the Company and its Restricted Subsidiaries, taken as a whole, constituting Collateral, and each applicable Grantor shall take such actions as may be reasonably necessary (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Note Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any United States Copyright, Patent or Trademark constituting Collateral, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction and/or

(II) in the United States Patent and Trademark Office, or with respect to registered Copyrights and Copyright Licenses for registered Copyrights, the United States Copyright Office.
5.2.11    [Reserved].
5.2.12    Commercial Tort Actions. All Commercial Tort Actions of each Grantor in existence on the date of this Agreement, known to such Grantor on the date hereof, are described in Schedule 6 hereto. Concurrently with or prior to the delivery of the annual financial statements under Section 405 of the Indenture, the Company will notify the Note Collateral Agent of any acquisition by the Grantors of any Commercial Tort Action and describe the details thereof, and each applicable Grantor shall take such actions as may be reasonably necessary to grant to the Note Collateral Agent a security interest in any such Commercial Tort Action and in the proceeds thereof, all upon and subject to the terms of this Agreement.
5.3    Covenants of Each Pledgor. Each Pledgor covenants and agrees with the Note Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date of the payment in full of the Notes or the deposit with the Trustee with sufficient funds to pay all obligations owing under the Notes, (ii) as to any Pledgor (other than Holdings), a sale or other disposition of all the Capital Stock of such Pledgor (other than to the Company or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Pledgor ceases to be a Restricted Subsidiary of the Company, in each case that is permitted under the Indenture, (iii) as to any Pledgor (other than Holdings), such Pledgor being or becoming an Excluded Subsidiary or being released from its Obligations pursuant to Section 1303 of the Indenture, (iv) as to Holdings, Holdings being released from its obligations hereunder pursuant to Section 1411 of the Indenture or (v) the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture:
5.3.1    Additional Shares. If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Note Collateral Agent and the other Secured Parties, hold the same in trust for the Note Collateral Agent and the other Secured Parties and deliver the same forthwith to the Note Collateral Agent (who will hold the same on behalf of the Secured Parties) or the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, in the exact form received, duly indorsed by such Pledgor to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations (subject to Subsection 3.3 and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary pursuant to this Agreement). If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Company in accordance with the Indenture) shall be paid over to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement to be held by the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Note Collateral Agent, be delivered to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held by the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations, in each case except as otherwise provided by any applicable Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.
5.3.2    [Reserved].
5.3.3    Pledged Notes. (a) [Reserved].
(b) Each Pledgor which becomes a party hereto after the Closing Date pursuant to Subsection 9.15 shall deliver to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with each applicable Intercreditor Agreement, all Pledged Notes then held by such Pledgor, endorsed in blank or, at the request of the Note Collateral Agent, endorsed to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with each applicable Intercreditor Agreement. Furthermore, within 10 Business Days (or such longer period as may be commercially reasonable) after any Pledgor obtains a Pledged Note, such Pledgor shall cause such Pledged Note to be delivered to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow

Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed in blank or, at the request of the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement.
5.3.4    Maintenance of Security Interest. (a) Such Pledgor shall use commercially reasonable efforts to defend the security interest created by this Agreement in such Pledgor’s Pledged Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Note Collateral Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as may be reasonably necessary (or requested by the Note Collateral Agent (at the direction of the Holders pursuant to the terms of the Note Documents)) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor; provided that notwithstanding any other provision of this Agreement or any other Note Documents, neither the Company nor any other Pledgor will be required to (v) take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (w) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except (A) so long as the Senior ABL Agreement (or any Additional ABL Credit Facility) is in effect, as required by Subsection 4.16 of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility) and (B) in the case of Security Collateral that constitutes Capital Stock or Pledged Notes in certificated form, delivering such Capital Stock or Pledged Notes to the Note Collateral Agent (or another Person as required under any Intercreditor Agreement), (x) take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) (except (A) so long as the Senior ABL Agreement (or any Additional ABL Credit Facility) is in effect, as required by Subsection 4.16 of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility) and (B) in each case, to the extent consisting of proceeds perfected automatically or by the filing of a financing statement under the Code or, in the case of Pledged Stock or Pledged Notes, by being held by the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, an applicable Collateral Representative or an Additional Agent as agent for the Note Collateral Agent), (y) deliver landlord lien waivers, estoppels or collateral access letters or (z) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.
(b)    The Note Collateral Agent, as directed, may grant extensions of time for the creation and perfection of security interests in, or obtaining or delivery of documents or other deliverables with respect to, particular assets of any Pledgor where such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents. Notwithstanding the foregoing, to the extent any Collateral Representative grants an extension of time for the creation and perfection of security interests in, or obtaining a delivery of documents or other deliverables with respect to, particular assets of any Pledgor, the same extension shall be deemed to be granted hereunder where the Grantor determines in good faith that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.
5.4    Mortgaged Real Property.
5.4.1    With respect to each real property of such Grantor subject to a Mortgage (if any):
(a.)[Reserved].
(b.)Such Grantor promptly shall comply with and conform to all requirements of the insurers applicable to such party or such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c.)If the Company is in default of its obligations to insure or deliver any such prepaid policy or policies, the result of which would reasonably be expected to have a Material Adverse Effect, then the Note Collateral Agent, upon direction and 10 days’ written notice to the Company, may effect such insurance from year to year at rates substantially similar to the rate at which such Grantor had insured such property, and pay the premium or premiums therefor, and the Company shall pay or cause to be paid to the Note Collateral Agent on demand such premium or premiums so paid by the Note Collateral Agent with interest from the time of payment at a rate per annum equal to 2.00%.
(d.)If such property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $15,000,000 the Company shall give prompt notice thereof to the Note Collateral Agent. Unless an Event of Default shall have occurred and be continuing, the Note Collateral Agent shall turn over to the Company all insurance proceeds received by it in connection with any damage or casualty to any property.
5.4.2    Each Grantor that owns one or more of the real properties listed on Schedule 8 hereof and each Grantor who acquires a real property after the date hereof that is not an Excluded Asset agrees to use its commercially reasonable efforts to (a) deliver to the Note Collateral Agent the deliverables (which shall be in form and substance as reasonably determined by the Company) set forth below, in each case to the extent delivered to the Senior Cash Flow Agent (to the extent the Cash Flow Obligations are then still outstanding), and (b) pay or cause to be paid commercially reasonable fees and expenses to the extent specified below, in each case to the extent required to be paid under the Senior Cash Flow Agreement, with respect to such property, as soon as reasonably practicable (but no later than 180 days, unless waived or extended by the Senior Cash Flow Agent) following the date of this Agreement:
(a)A fully executed Mortgage with respect to each such property, substantially in the form set forth in Annex 5 hereto, with such changes as may be necessary or desirable to comply with the law of the jurisdiction in which such Mortgage is to be filed, together with evidence that each such Mortgage has been delivered to the Title Company (as defined below) or to the appropriate recording office for recording in all places to the extent reasonably necessary.
(b)Customary opinions with respect to collateral security matters in connection with the Mortgages delivered pursuant to clause (a) above, addressed to the Note Collateral Agent, of local counsel in each jurisdiction where each such property is located.
(c)With respect to each such Mortgage, a policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) insuring (or committing to insure) the lien of such Mortgage as a valid and enforceable lien on the property described therein, subject to Liens permitted by the Indenture, including Permitted Liens (such policies collectively, the “Mortgage Policies”), in an amount reasonably determined by the Company (based upon good faith estimates of fair market value of the subject real estate) and issued by such title company reasonably determined by the Company (the “Title Company”), which Mortgage Policy shall include such reasonable and customary title insurance endorsements to the extent available at commercially reasonable rates (excluding endorsements or coverage related to creditors’ rights).
(d)With respect to each such Mortgage Policy, any and all surveys or, to the extent applicable, no change affidavits as may be reasonably necessary to cause the Title Company to issue such Mortgage Policy with a “comprehensive” endorsement (to the extent available) and to remove the standard survey exceptions from such Mortgage Policy with respect thereto (to the extent available).
(e)To the extent the Mortgage is not sufficient to serve as a fixture filing under applicable local law, fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the jurisdiction in which each such property is located, as reasonably necessary to perfect the security interest in fixtures purported to be created by each such Mortgage in favor of the Note Collateral Agent for the benefit of the Secured Parties.
(f)Evidence of payment of all Mortgage Policy premiums, mortgage recording taxes, if any, and all commercially reasonable search and examination charges, fees, costs and expenses required for the recording of the Mortgages, fixture filings and issuance of the Mortgage Policies referred to above.
5.4.3    It is understood and agreed that no Grantor shall be required to file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluding Assets.
SECTION 6
Remedial Provisions
6.1    Certain Matters Relating to Accounts. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, if the Discharge of ABL Obligations and the Discharge of Additional ABL Obligations has occurred (and subject to each applicable Intercreditor Agreement), the Note Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Note Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, if the Discharge of ABL Obligations and the Discharge of Additional ABL Obligations has occurred (and subject to each applicable Intercreditor Agreement), upon the Note Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Note Collateral Agent to furnish to the Note Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.
(b)    [Reserved].
(c)     At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Section 601(i) or (ii) of the Indenture, if the Discharge of ABL Obligations and the Discharge of Additional ABL Obligations has occurred, subject to each applicable Intercreditor Agreement, at the Note Collateral Agent’s request, each Grantor (other than Holdings) shall deliver to the Note Collateral Agent copies or, if required by the Note Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor’s Accounts Receivable constituting Collateral, including all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts related thereto.
(d)     So long as no Event of Default has occurred and is continuing, subject to each applicable Intercreditor Agreement, the Note Collateral Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s (other than Holdings) Collateral Proceeds Account to such Grantor’s General Fund Account or any other account designated by such Grantor. In the event that an Event of Default has occurred and is continuing, if the Discharge of ABL Obligations and the Discharge of Additional ABL Obligations has occurred (and subject to each applicable Intercreditor Agreement), the Note Collateral Agent and the Grantors agree that the Note Collateral Agent, at its option may require that each Collateral Proceeds Account and the General Fund Account of each Grantor (other than Holdings) be established at the Note Collateral Agent or at another institution reasonably acceptable to the Note Collateral Agent. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.
6.2    Communications with Obligors; Grantors Remain Liable. (a) The Note Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Section 601(i) or (ii) of the Indenture, if the Discharge of ABL Obligations and the Discharge of Additional ABL Obligations has occurred (and subject to each applicable Intercreditor Agreement), communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Note Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts, but shall be under no obligation to do so.
(b)     Upon the request of the Note Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in Section 601(i) or (ii) of the Indenture, if the Discharge of ABL Obligations and the Discharge of Additional ABL Obligations has occurred (and subject to each applicable Intercreditor Agreement), each Grantor (other than Holdings) shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Note Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Note Collateral Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Note Collateral Agent, the Trustee or any other Secured Party shall have any obligation or liability under any Accounts Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Note Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Note Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Accounts Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
6.3    Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Note Collateral Agent shall have given notice to the relevant Pledgor of the Note Collateral Agent’s intent to exercise its corresponding rights pursuant to Subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Pledged Stock.
(b)    Subject to each applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Note Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Pledgor or Pledgors (i) the Note Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor as provided in the Indenture consistent with Subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Note Collateral Agent or its nominee, and the Note Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Note Collateral Agent, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Note Collateral Agent may reasonably determine), all without liability to the maximum extent permitted by applicable law (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Note Collateral Agent shall have no duty, to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Note Collateral Agent shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in Subsection 6.6 other than in accordance with Subsection 6.6.
(c)    Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to, subject to each applicable Intercreditor Agreement, (i) comply with any instruction received by it from the Note Collateral Agent in writing with respect to Capital Stock in such Issuer that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Note Collateral Agent.
6.4    Proceeds to Be Turned Over to the Note Collateral Agent . In addition to the rights of the Note Collateral Agent specified in Subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, subject to each applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing, and the Note Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Security Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Note Collateral Agent and the other Secured Parties hereto, the Senior ABL Agent and the other ABL Secured Parties, the Senior Cash Flow Agent and the other Cash Flow Secured Parties, the Senior Term Loan Agent and the other Term Loan Secured Parties, any Additional Agent and the other applicable Additional Secured Parties (as defined in the applicable Intercreditor Agreement), and the applicable Collateral Representative, in each case to the extent applicable, in accordance with the terms of each applicable Intercreditor Agreement, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the terms of the applicable Intercreditor Agreement, in the exact form received by such Grantor (duly indorsed by such Grantor to the Note Collateral Agent, the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the terms of the applicable Intercreditor Agreement, if required). All Proceeds of Security Collateral received by the Note Collateral Agent hereunder shall be held by the Note Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control, subject to each applicable Intercreditor Agreement. All Proceeds of Security Collateral while held by the Note Collateral Agent in such Collateral Proceeds Account (or by the relevant Grantor in trust for the Note Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in Subsection 6.5 and each applicable Intercreditor Agreement.
6.5    Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Security Collateral received by the Note Collateral Agent (whether from the relevant Granting Party or otherwise) shall be held by the Note Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Note Collateral Agent, subject to each applicable Intercreditor Agreement, be applied by the Note Collateral Agent against the Obligations of the relevant Granting Party then due and owing in the following order of priority, subject to each applicable Intercreditor Agreement:
First: To the payment of all amounts due the Trustee under Section 707 of the Indenture;
Second: To the payment of all amounts due the Note Collateral Agent under Section 1510 of the Indenture;
Third: To the payment of the amounts then due and unpaid upon the other Obligations of such Granting Party ratably, without preference or priority of any kind, according to the amounts due and payable on such Obligations; provided that any such application of Proceeds shall be made on a pro rata basis as between and among (i) the Holders and their respective successors and assigns and their permitted transferees and endorsees and (ii) the Non-Holder Secured Parties, based on the amount of then-existing Obligations as certified by the agent or representative for the Non-Holder Secured Parties (upon which the Note Collateral Agent may conclusively rely); and
Fourth: To such Grantor.
6.6    Code and Other Remedies. Subject to each applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Note Collateral Agent, on behalf of the Secured Parties, may (but shall not be obligated to) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code and under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law and subject to each applicable Intercreditor Agreement, the Note Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (but shall not be obligated to), forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Note Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law and subject to each applicable Intercreditor Agreement, the Note Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released. Each Granting Party further agrees, at the Note Collateral Agent’s request (subject to each applicable Intercreditor Agreement), to assemble the Security Collateral and make it available to the Note Collateral Agent at places which the Note Collateral Agent shall reasonably select, whether at such Granting Party’s premises or elsewhere. The Note Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Note Collateral Agent and the other Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in Subsection 6.5, and only after such application and after the payment by the Note Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the Code, need the Note Collateral Agent account for the surplus, if any, to such Granting Party. To the extent permitted by applicable law, (i) such Granting Party waives all claims, damages and demands it may acquire against the Note Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Note Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
6.7    Registration Rights. (a) Subject to each applicable Intercreditor Agreement, if the Note Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Subsection 6.6, and if in the reasonable opinion of the Note Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its reasonable best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Note Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Note Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the Note Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.
(b)    Such Pledgor recognizes that the Note Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Note Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(c)    Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this Subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this Subsection 6.7 will cause irreparable injury to the Note Collateral Agent and the Holders, that the Note Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Subsection 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (except for a defense that no Event of Default has occurred or is continuing under the Indenture).
6.8    Waiver; Deficiency. Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Notes and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any attorneys employed by the Note Collateral Agent or any other Secured Party to collect such deficiency.
SECTION 7
The Note Collateral Agent
7.1    Note Collateral Agent’s Appointment as Attorney-in-Fact, etc.. (a) Each Granting Party hereby irrevocably constitutes and appoints the Note Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Note Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default, and in accordance with and subject to the Indenture and each applicable Intercreditor Agreement. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law and subject to each applicable Intercreditor Agreement), (x) each Pledgor hereby gives the Note Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in Subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor (other than Holdings) hereby gives the Note Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Accounts Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Note Collateral Agent for the purpose of collecting any and all such moneys due under any Accounts Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;
(ii)in the case of any Copyright, Patent, or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Note Collateral Agent may reasonably request to such Grantor to evidence the Note Collateral Agent’s and the Holders’ security interest in such Copyright, Patent, or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby consents to the non-exclusive royalty free use by the Note Collateral Agent of any Copyright, Patent or Trademark owned by such Grantor included in the Collateral for the purposes of disposing of any Collateral;
(iii)pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Note Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and
(iv)(A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Note Collateral Agent or as the Note Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Note Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Note Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Note Collateral Agent were the absolute owner thereof for all purposes, and do, at the Note Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Note Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Note Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
(b)    The reasonable expenses of the Note Collateral Agent incurred in connection with actions undertaken as provided in this Subsection 7.1 shall be payable by such Granting Party to the Note Collateral Agent on demand in accordance with the Indenture.
(c)    Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.
7.2    Duty of Note Collateral Agent . The Note Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Note Collateral Agent deals with similar property for its own account. None of the Note Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the Note Collateral Agent and the other Secured Parties hereunder and under the Indenture are solely to protect the Note Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Note Collateral Agent or any other Secured Party to exercise any such powers. The Note Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
7.3    Financing Statements. Pursuant to any applicable law, each Granting Party authorizes the Note Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party’s Security Collateral without the signature of such Granting Party in such form and in such filing offices as reasonably necessary to perfect the security interests of the Note Collateral Agent under this Agreement.

Each Granting Party authorizes the Note Collateral Agent to use any collateral description reasonably determined by the Note Collateral Agent, including the collateral description “all personal property” or “all assets” or words of similar meaning in any such financing statements, provided that any collateral description in any financing statement or other filing or recording document or instrument with respect to Holdings and/or Holdings’ Pledged Collateral shall be limited to an accurate and precise description of Holdings’ Pledged Collateral. The Note Collateral Agent agrees to use its commercially reasonable efforts to notify the relevant Granting Party of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing. Notwithstanding the foregoing, the Note Collateral Agent shall have no obligation, responsibility or liability to file or record any financing statements, continuation statements or otherwise to create, preserve or maintain any security interest or lien, or the perfection thereof.
7.4    Authority of Note Collateral Agent . Each Granting Party acknowledges that the rights and responsibilities of the Note Collateral Agent under this Agreement with respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Note Collateral Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Note Collateral Agent and the Granting Parties, the Note Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority. The Note Collateral Agent shall have the benefit of the rights, privileges and immunities contained in Article 7 and Section 1509 of the Indenture.
7.5    Note Collateral Agent as Bailee for the Grantors . In the event that at any time, any Capital Stock or Intercompany Notes owned by any Grantor and held by the Note Collateral Agent constitute Excluded Assets (including any such Capital Stock or Intercompany Notes constituting Pledged Securities at the time of delivery to the Note Collateral Agent that later become Excluded Assets), and for so long as they constitute Excluded Assets, any such Capital Stock or Intercompany Notes in the possession of the Note Collateral Agent, shall be held by the Note Collateral Agent solely as bailee and in trust for the applicable Grantor and such Pledged Securities will not be subject to Sections 3.1 and 3.2 hereof or any Lien or security interest created pursuant thereto. The Note Collateral Agent, at the request of the applicable Grantor, shall promptly deliver any Capital Stock or Intercompany Notes held by the Note Collateral Agent constituting Excluded Assets in accordance with the terms of any applicable Intercreditor Agreement or to such Grantor, as applicable.
7.6    Rights of the Note Collateral Agent. Wilmington Trust, National Association is acting under this Agreement solely in its capacity as Note Collateral Agent under the Indenture and not in its individual capacity. In acting hereunder, the Note Collateral Agent shall be entitled to all of the rights, privileges and immunities granted to it under the Indenture, as if such rights, privileges and immunities were fully set forth herein.
SECTION 8

Non-Holder Secured Parties
8.1    Rights to Collateral. (a) The Non-Holder Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Indenture) or to direct the Note Collateral Agent to do the same, including the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notify account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Granting Party under this Agreement or release any Collateral from the Liens of any Note Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holdings, the Company or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Holders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Holders or Agents seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.
(b)    Each Non-Holder Secured Party, by its acceptance of the benefits of this Agreement and the other Note Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Note Collateral Agent and the Holders, with the consent of the Note Collateral Agent, may enforce the provisions of the Note Security Documents and exercise remedies thereunder and under any other Note Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction. The Non-Holder Secured Parties by their acceptance of the benefits of this Agreement and the other Note Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Holder Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holdings, the Company or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Note Security Document in connection therewith.

(c)    Notwithstanding any provision of this Subsection 8.1, the Non-Holder Secured Parties shall be entitled subject to each applicable Intercreditor Agreement to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Holder Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Holder Secured Parties. Each Non-Holder Secured Party, by its acceptance of the benefits of this Agreement, agrees to be bound by and to comply with each applicable Intercreditor Agreement and authorizes the Note Collateral Agent to enter into the Intercreditor Agreements on its behalf.

(d) Each Non-Holder Secured Party, by its acceptance of the benefits of this Agreement, agrees that the Note Collateral Agent, the Trustee and the Holders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Company Obligations and/or the Grantor Obligations, and may release any Granting Party from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Holder Secured Parties. The Note Collateral Agent shall not be required to provide any notice of any event that the Note Collateral Agent may be aware of, or any action taken by the Note Collateral Agent, to any Non-Holder Secured Party.

8.2    Appointment of Agent. Each Non-Holder Secured Party, by its acceptance of the benefits of this Agreement and the other Note Security Documents, shall be deemed irrevocably to make, constitute and appoint the Note Collateral Agent, as agent under the Indenture (and all officers, employees or agents designated by the Note Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Note Collateral Agent shall have the right, with power of substitution for the Non-Holder Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Note Collateral Agent as the agent and attorney-in-fact of the Non-Holder Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. Each Non-Holder Secured Party, by its acceptance of the benefits of this Agreement and the other Note Documents, agrees to be bound by the provisions of Sections 701 and 704 of the Indenture.

8.3    Waiver of Claims. To the maximum extent permitted by law, each Non-Holder Secured Party waives any claim it might have against the Note Collateral Agent, the Trustee or the Holders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Note Collateral Agent, the Trustee or the Holders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Note Documents or any transaction relating to the Collateral (including any such exercise described in Subsection 8.1(b)), except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person. To the maximum extent permitted by applicable law, none of the Note Collateral Agent, the Trustee or any Holder or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Subsidiary of Holdings, any Non-Holder Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person. The Note Collateral Agent shall not be subject to any fiduciary or other implied duties of any kind or nature to the Non-Holder Secured Parties, regardless of whether an Event of Default has occurred or is continuing.

8.4    Designation of Non-Holder Secured Parties. The Company may from time to time designate a Person as a “Bank Products Provider,” a “Hedging Provider” or a “Management Credit Provider” hereunder by written notice to the Note Collateral Agent. Upon being so designated by the Company, such Bank Products Provider, Hedging Provider or Management Credit Provider (as the case may be) shall be a Non-Holder Secured Party for the purposes of this Agreement for as long as so designated by the Company; provided that, at the time of the Company’s designation of such Non-Holder Secured Party, the obligations of the relevant Grantor under the applicable Hedging Agreement, Bank Products Agreement or Management Guarantee (as the case may be) have not been designated as ABL Obligations, Additional ABL Obligations, Cash Flow Obligations or Additional Cash Flow Obligations (other than the Additional Cash Flow Obligations in respect of the Indenture).

SECTION 9

Miscellaneous

9.1    Amendments in Writing. Subject to the provisions of Article IX of the Indenture, none of the terms or provisions of this Agreement may be amended, supplemented, waived or otherwise modified except by a written instrument executed by each affected Granting Party and the Note Collateral Agent, provided that (a) any provision of this Agreement imposing obligations on any Granting Party may be waived by the Note Collateral Agent in a written instrument executed by the Note Collateral Agent (acting in accordance with the provisions of Article IX of the Indenture) and (b) if separately agreed in writing between the Company and any Non-Holder Secured Party (and such Non-Holder Secured Party has been designated in writing by the Company to the Note Collateral Agent for purposes of this sentence, for so long as so designated), no such amendment, supplement, waiver or modification shall amend, modify or waive Subsection 6.5 (or the definition of “Non-Holder Secured Party” or “Secured Party” to the extent relating thereto) if such amendment, supplement, waiver or modification would directly and adversely affect a Non-Holder Secured Party without the written consent of such affected Non-Holder Secured Party. For the avoidance of doubt, it is understood and agreed that any amendment, restatement, supplement, waiver or other modification of or to any Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to any Intercreditor Agreement or otherwise, of amending, supplementing waiving or otherwise modifying this Agreement, or any term or provision hereof, or any right or obligation of any Granting Party hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by each affected Granting Party and the Note Collateral Agent in accordance with this Subsection 9.1. In addition, the Indenture, the other Note Documents and any Intercreditor Agreement may be amended in accordance with the terms thereof.
9.2    Notices. All notices, requests and demands to or upon the Trustee, the Note Collateral Agent or any Granting Party hereunder shall be effected in the manner provided for in Section 109 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1, unless and until such Grantor shall change such address by notice to the Trustee, the Note Collateral Agent given in accordance with Section 109 of the Indenture.
9.3    No Waiver by Course of Conduct; Cumulative Remedies. None of the Note Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Note Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Note Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4    [Reserved].
9.5    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the Note Collateral Agent and the Secured Parties and their respective successors and assigns permitted by the Indenture.
9.6    [Reserved].
9.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile and other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

9.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
9.10    Integration. This Agreement and the other Note Documents represent the entire agreement of the Granting Parties, the Note Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Note Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.
9.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.12    Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York located in the Borough of Manhattan (the “New York Supreme Court”), and the United States District Court for the Southern District of New York located in the Borough of Manhattan (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Note Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Subsection 9.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Trustee or the Note Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Subsection 9.12(a) would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party at its address referred to in Subsection 9.2 or at such other address of which the Note Collateral Agent and the Trustee (in the case of any other party hereto) and the Company (in the case of the Note Collateral Agent and the Trustee) shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to clause (a) above) shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Subsection 9.12 any consequential or punitive damages.
9.13 Acknowledgments. Each Granting Party hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;
(b)    none of the Note Collateral Agent, the Trustee or any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and the Note Collateral Agent, the Trustee and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
9.14     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
9.15    Additional Granting Parties. Each new Wholly Owned Domestic Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 414 of the Indenture shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Domestic Subsidiary of an Assumption Agreement substantially in the form of Annex 2 hereto. Each existing Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Company pursuant to Section 1503 of the Indenture shall become a Pledgor with respect thereto upon execution and delivery by such Granting Party of a Supplemental Agreement substantially in the form of Annex 3 hereto.

9.16    Releases. (a) The Collateral shall be released from the Lien and security interest created by this Agreement, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of Section 1502 of the Indenture. Upon such release, all rights in the Collateral so released shall revert to the Company and the Granting Parties.
(b)    Upon receipt of the documents required by Section 1502 of the Indenture, the Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably requested by the Company to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to and subject to the Indenture. Neither the Trustee nor the Note Collateral Agent shall be liable for any such release undertaken in good faith and in the absence of gross negligence or willful misconduct.
(c)    So long as no Event of Default has occurred and is continuing, the Note Collateral Agent and the Trustee shall at the direction of any applicable Granting Party return to such Granting Party any proceeds or other property received by it during any Event of Default pursuant to either Subsection 5.3.1 or 6.4 and not otherwise applied in accordance with Subsection 6.5.
9.17    Judgment. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the first currency could be purchased with such other currency on the Business Day preceding the day on which final judgment is given.
9.18    Transfer Tax Acknowledgment. Each party hereto acknowledges that the shares delivered hereunder are being transferred to and deposited with the Note Collateral Agent (or other Person in accordance with any applicable Intercreditor Agreement) as security for the Obligations and that this Subsection 9.18 is intended to be the certificate of exemption from New York stock transfer taxes for the purposes of complying with Section 270.5(b) of the Tax Law of the State of New York.
[Remainder of page left blank intentionally; Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

COMPANY:

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President, Chief
Financial Officer and Treasurer

GRANTORS:

CAMELOT RETURN INTERMEDIATE HOLDINGS, LLC
HOLDINGS, LLC

By:	/s/ Tyler Young
Name: Tyler Young
Title: Vice President

ALENCO BUILDING PRODUCTS
MANAGEMENT, L.L.C.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ALENCO EXTRUSION GA, L.L.C.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ALENCO EXTRUSION MANAGEMENT,
L.L.C.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ALENCO HOLDING CORPORATION

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ALENCO INTERESTS, L.L.C.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ALENCO TRANS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ALENCO WINDOW GA, L.L.C.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ALUMINUM SCRAP RECYCLE, L.L.C.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

AMERICAN SCREEN MANUFACTURERS,
INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ATRIUM CORPORATION

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ATRIUM EXTRUSION SYSTEMS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ATRIUM INTERMEDIATE HOLDINGS,
INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ATRIUM PARENT, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ATRIUM WINDOWS AND DOORS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

AWC ARIZONA, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

AWC HOLDING COMPANY

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

BRIDEN ACQUISITION, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

BROCKMEYER ACQUISITION, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

CAMELOT RETURN FINCO SUB, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

CANYON ACQUISITION, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

CASCADE WINDOWS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

CENTRIA
By: NCI Group, Inc., its general partner

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

By: Robertson-Ceco II Corporation, its general
partner

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

CENTRIA, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

CENTRIA SERVICES GROUP, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

CHAMPION WINDOW, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ENVIRONMENTAL MATERIALS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ENVIRONMENTAL MATERIALS, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ENVIRONMENTAL MATERIALS L.P.

By: Environmental Materials, Inc.,
its general partner

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ENVIRONMENTAL STONEWORKS, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ENVIRONMENTAL STUCCO LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

FOUNDATION LABS BY PLY GEM, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

GLAZING INDUSTRIES MANAGEMENT,
L.L.C.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

GREAT LAKES WINDOW, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

KLEARY MASONRY, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

KROY BUILDING PRODUCTS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

KWPI HOLDINGS CORP.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

MASTIC HOME EXTERIORS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

MW MANUFACTURERS INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

MWM HOLDING, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

NAPCO, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

NCI GROUP, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

NEW ALENCO EXTRUSION, LTD.

By: Alenco Extrusion Management, L.L.C., its
general partner

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

NEW ALENCO WINDOW, LTD.

By: Alenco Building Products Management,
L.L.C., its general partner

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

NEW GLAZING INDUSTRIES, LTD.

By: Glazing Industries Management, L.L.C.,
its general partner

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

PLY GEM HOLDINGS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

PLY GEM INDUSTRIES, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

PLY GEM PACIFIC WINDOWS
CORPORATION

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

PLY GEM SPECIALTY PRODUCTS, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

PRIME WINDOW SYSTEMS, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

REEDS METALS OF ALABAMA, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

REEDS METALS, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ROBERTSON-CECO II CORPORATION

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

SCHUYLKILL STONE, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

SILVER LINE BUILDING PRODUCTS LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

SIMEX, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

SIMONTON BUILDING PRODUCTS LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

SIMONTON INDUSTRIES, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

SIMONTON WINDOWS & DOORS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

SIMONTON WINDOWS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

ST. CROIX ACQUISITION, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

STEELBUILDING.COM, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

TALUS SYSTEMS, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

THERMAL INDUSTRIES, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

UCC INTERMEDIATE HOLDINGS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

UNION CORRUGATING COMPANY

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

UNION CORRUGATING COMPANY
HOLDINGS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

VAN WELL ACQUISITION, LLC

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

VARIFORM, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

WINDOW PRODUCTS, INC.

By: /s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief
Financial Officer

Acknowledged and Agreed to as of the date
hereof by:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Note Collateral Agent and
Trustee

By:	/s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

ANNEX 1
ACKNOWLEDGEMENT AND CONSENT*
The undersigned hereby acknowledges receipt of a copy of the Notes Collateral Agreement, dated as of July 25, 2022 (the “Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement or the Indenture referred to therein, as the case may be), made by and among CORNERSTONE BUILDING BRANDS, INC. and the other Granting Parties party thereto in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as Note Collateral Agent and Trustee. The undersigned agrees for the benefit of the Note Collateral Agent, Trustee and the Holders as follows:
The undersigned will be bound by the terms of the Agreement applicable to it as an Issuer (as defined in the Agreement) and will comply with such terms insofar as such terms are applicable to the undersigned as an Issuer.
The undersigned will notify the Note Collateral Agent promptly in writing of the occurrence of any of the events described in Subsection 5.3.1 of the Agreement.
The terms of Subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Subsection 6.3(c) or 6.7 of the Agreement.
[NAME OF ISSUER]
By:______________________________
Name: [__________________]
Title: [_______________]

Address for Notices:
[__________________]

*This consent is necessary only with respect to any Issuer that is not also a Granting Party.

ANNEX 2
ASSUMPTION AGREEMENT
ASSUMPTION AGREEMENT, dated as of [_______ __], 20[_], made by [______________________________], a [______________] corporation ([each an][the] “Additional Granting Party”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as note collateral agent (in such capacity, the “Note Collateral Agent”) for the Secured Parties (as defined in the Notes Collateral Agreement) and trustee (the “Trustee”) on behalf of the Holders (as defined in the Indenture). All capitalized terms not defined herein shall have the meaning ascribed to them in the Notes Collateral Agreement referred to below, or if not defined therein, in the Indenture.
W I T N E S S E T H :
WHEREAS, CORNERSTONE BUILDING BRANDS, INC., a Delaware corporation (together with its successors and assigns, the “Company”), the Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee and as Note Collateral Agent, are parties to an Indenture, dated as of July 25, 2022 (as amended by that First Supplemental Indenture, dated as of July 25, 2022, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Indenture”);
WHEREAS, in connection with the Indenture, the Company, Holdings and certain of the Company’s Domestic Subsidiaries are, or are to become, parties to the Notes Collateral Agreement, dated as of July 25, 2022 (as amended, supplemented, waived or otherwise modified from time to time, the “Notes Collateral Agreement”), in favor of the Trustee and the Note Collateral Agent, for the benefit of the Secured Parties;
WHEREAS, [the][each] Additional Granting Party is a member of an affiliated group of companies that includes the Company and each other Grantor;
WHEREAS, the Indenture requires [the][each] Additional Grantor to become a party to the Notes Collateral Agreement; and
WHEREAS, [the][each] Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Notes Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Notes Collateral Agreement. By executing and delivering this Assumption Agreement, [the][each] Additional Grantor, as provided in Subsection 9.15 of the Notes Collateral Agreement, hereby becomes a party to the Notes Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a [Grantor and Pledgor] [and Grantor] [and Pledgor]1 and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a [Grantor and Pledgor] [and Grantor] [and Pledgor]2

1 Indicate the capacities in which the Additional Granting Party is becoming a Grantor.
2 Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

Annex 2

thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [____________] to the Notes Collateral Agreement, and such Schedules are hereby amended and modified to include such information. [The][Each] Additional Grantor hereby represents and warrants that each of the representations and warranties of such Additional Grantor, in its capacities as a [Grantor and Pledgor] [and Grantor] [and Pledgor],3 contained in Section 4 of the Notes Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date. Each Additional Grantor hereby grants, as and to the same extent as provided in the Notes Collateral Agreement, to the Note Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the [Collateral (as such term is defined in Subsection 3.1 of the Notes Collateral Agreement) of such Additional Grantor] [and] [the Pledged Collateral (as such term is defined in the Notes Collateral Agreement) of such Additional Grantor, except as provided in Subsection 3.3 of the Notes Collateral Agreement].
2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

3 Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

Annex 2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:______________________________
Name:
Title:

Acknowledged and Agreed to as of the date
hereof by:

WILMINGTON TRUST, NATIONAL
ASSOCIATION,as Note Collateral Agent
and Trustee

By:______________________________
Name:
Title:

ANNEX 3
SUPPLEMENTAL AGREEMENT
SUPPLEMENTAL AGREEMENT, dated as of [_________ __], 20[_], made by [______________________________], a [______________] corporation (the “Additional Pledgor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as note collateral agent (in such capacity, the “Note Collateral Agent”) for the Secured Parties (as defined in the Notes Collateral Agreement) and trustee (the “Trustee”) on behalf of the Holders (as defined in the Indenture). All capitalized terms not defined herein shall have the meaning ascribed to them in the Notes Collateral Agreement referred to below, or if not defined therein, in the Indenture.
W I T N E S S E T H :
WHEREAS, CORNERSTONE BUILDING BRANDS, INC., a Delaware corporation (together with its successors and assigns, the “Company”), the Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee and as Note Collateral Agent, are parties to an Indenture, dated as of July 25, 2022 (as amended by that First Supplemental Indenture, dated as of July 25, 2022, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Indenture”);
WHEREAS, in connection with the Indenture, the Company, Holdings and certain of the Company’s Domestic Subsidiaries are, or are to become, parties to the Notes Collateral Agreement, dated as of July 25, 2022 (as amended, supplemented, waived or otherwise modified from time to time, the “Notes Collateral Agreement”), in favor of the Trustee and the Note Collateral Agent, for the benefit of the Secured Parties;
WHEREAS, the Indenture requires the Additional Pledgor to become a Pledgor under the Notes Collateral Agreement with respect to Capital Stock of certain new Subsidiaries of the Additional Pledgor; and
WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplemental Agreement in order to become such a Pledgor under the Notes Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Notes Collateral Agreement. By executing and delivering this Supplemental Agreement, the Additional Pledgor, as provided in Subsection 9.15 of the Notes Collateral Agreement, hereby becomes a Pledgor under the Notes Collateral Agreement with respect to the shares of Capital Stock of the Subsidiary of the Additional Pledgor listed in Annex 1 hereto and will be bound by all terms, conditions and duties applicable to a Pledgor under the Notes Collateral Agreement, as a Pledgor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedule 2 to the Notes Collateral Agreement, and such Schedule 2 is hereby amended and modified to include such information. The Additional Pledgor hereby represents and warrants that each of the representations and warranties of such Additional Pledgor, in its capacity as a Pledgor, contained in Subsection 4.3 of the Notes Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Supplemental Agreement) as if made on and as of such date. The Additional Pledgor hereby undertakes each of the covenants, in its capacity as a Pledgor, contained in

Subsection 5.3 of the Notes Collateral Agreement. The Additional Pledgor hereby grants, as and to the same extent as provided in the Notes Collateral Agreement, to the Note Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of the Pledged Collateral of such Additional Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, except as provided in Subsection 3.3 of the Notes Collateral Agreement. The Additional Pledgor represents and warrants to the Note Collateral Agent and the other Secured Parties that this Supplemental Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
2. GOVERNING LAW. THIS SUPPLEMENTAL AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:______________________________
Name:
Title:

Acknowledged and Agreed to as of the date
hereof by:

WILMINGTON TRUST, NATIONAL
ASSOCIATION,as Note Collateral Agent
and Trustee

By:______________________________
Name:
Title:

ANNEX 4

[Reserved]

ANNEX 5
FORM OF MORTGAGE

5 This instrument was prepared in consultation with
counsel in the state in which the Premises is
located by the attorney named below and after
recording, please return to:

Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: Josh Cohn

NOTES MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING

THIS NOTES MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “Mortgage”) is made and entered into as of the [___] day of [___________],20[__], by [_________________________, a ____________________], with an address as of the date hereof at [___________________], Attention: [_____________] (the “Mortgagor”), for the benefit of WILMINGTON TRUST, NATIONAL ASSOCIATION, with an address as of the date hereof at [___________________], (“Wilmington”), in its capacity as Note Collateral Agent for the Secured Parties (as such terms are defined in the Notes Collateral Agreement defined below) (in such capacity, together with its successors and assigns in such capacity, the “Mortgagee”).
RECITALS:
WHEREAS, pursuant to that certain Indenture, dated as of July 25, 2022 (as the same may be amended, supplemented, waived or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Indenture”), among CORNERSTONE BUILDING BRANDS, INC., a Delaware corporation (together with its successors and assigns, the “Company”), the guarantors from time to time party thereto (the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee on behalf of the Holders (as defined therein) and as note collateral agent, the Company is issuing Notes (as defined therein) in series;
WHEREAS, the Company is a member of an affiliated group of companies that includes CAMELOT RETURN INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the Company, the Company’s Subsidiaries [and the Mortgagor]6;

5 Local counsel to advise as to any recording requirements for the cover page, including need for recording tax notification or a separate tax affidavit.
6 To be included if Mortgagor is not included in the aforementioned list of entities.

WHEREAS, the proceeds of the issuance of the Notes under the Indenture will be used in part to enable the Company to make valuable transfers to the Mortgagor in connection with the operation of its business;
WHEREAS, the Company and the Mortgagor are engaged in related businesses, and each will derive substantial direct and indirect benefit from the issuance of the Notes under the Indenture;
WHEREAS, the Mortgagor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference;
WHEREAS, it is a condition to the issuance and purchase of the Notes that the Mortgagor shall execute and deliver this Mortgage to the Mortgagee for the benefit of the Secured Parties;
WHEREAS, concurrently with the entering into of the Indenture, Holdings, the Company and certain Domestic Subsidiaries of the Company have entered into that certain Notes Collateral Agreement (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “Notes Collateral Agreement”) in favor of Wilmington, as Note Collateral Agent for the Secured Parties and Trustee for the Holders;
WHEREAS, the Mortgagor will receive substantial benefit from the execution and performance of the obligations under the Indenture, and is, therefore, willing to enter into this Mortgage; and
WHEREAS, this Mortgage is given by the Mortgagor in favor of the Mortgagee for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations (as defined in the Notes Collateral Agreement) of the Mortgagor (such Obligations of the Mortgagor being hereinafter referred to as the “Obligations”).
W I T N E S S E T H:
NOW THEREFORE, the Mortgagor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has irrevocably granted, released, sold, remised, bargained, assigned, pledged, warranted, mortgaged, transferred and conveyed, and does hereby grant, release, sell, remise, bargain, assign, pledge, warrant, mortgage, transfer and convey to the Mortgagee, for the benefit of the Secured Parties, and the Mortgagee’s successors and assigns, with the power of sale (subject to applicable law) a continuing security interest in and to, and lien upon, all of the Mortgagor’s right, title and interest in and to the following described land, real property interests, buildings, improvements, fixtures and proceeds:
(a) All that tract or parcel of land and other real property interests in [_____________] County, [______________], as more particularly described in Exhibit A attached hereto and made a part hereof, together with any greater or additional estate therein as hereafter may be acquired by the Mortgagor (the “Land”), and all of the Mortgagor’s right, title and interest in and to rights appurtenant thereto, including, without limitation, mineral rights, air rights, water rights, sewer rights, easement rights and rights of way;
(b) All buildings and improvements of every kind and description now or hereafter erected or placed on the Land (the “Improvements”) and all fixtures now or hereafter owned by the Mortgagor and attached to or installed in and used in connection with the aforesaid Land and Improvements (collectively, the “Fixtures”) (hereinafter, the Land, the Improvements and the Fixtures may be collectively referred to as the “Premises”); and
(c) Subject to the terms of the Notes Collateral Agreement and the Indenture, any and all cash proceeds and noncash proceeds from the conversion, voluntary or involuntary, of any of the Premises or any portion thereof into cash or liquidated claims, including (i) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Premises, (ii) payments (in any form whatsoever) made or due and payable to the Mortgagor in connection with any condemnation, seizure or similar proceeding and (iii) other amounts from time to time paid or payable under or in connection with any of the Premises, including, without limitation, refunds of real estate taxes and assessments, including interest thereon, but in each case under this clause (c) excluding Excluded Assets (as defined in the Notes Collateral Agreement).
TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging and all permits, licenses and rights relating to the use, occupancy and operation of thereof or any business conducted thereon, subject to Liens permitted by the Indenture (including Permitted Liens), to the Mortgagee, for the benefit of the Secured Parties, to secure the Obligations; provided that, upon the full satisfaction of the conditions set forth in the Indenture for the release of this Mortgage in accordance with the terms thereof, the lien and security interest of this Mortgage shall cease, terminate and be void and the Mortgagee or its successor or assign shall at the cost and expense of the Mortgagor promptly cause a release of this Mortgage to be filed in the appropriate office; and until the Obligations are fully satisfied, it shall remain in full force and virtue.
As additional security for said Obligations, subject to the Indenture or the Notes Collateral Agreement, as applicable, the Mortgagor hereby unconditionally assigns to the Mortgagee, for the benefit of the Secured Parties, all the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the “Rents and Profits”), which assignment constitutes a present, absolute and unconditional assignment and not an assignment for additional security only, reserving only to the Mortgagor a license to collect and apply the same as the Mortgagor chooses as long as no Event of Default has occurred and is continuing. Immediately upon the occurrence of and during the continuance of any Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Obligations or solvency of the Mortgagor, the license granted in the immediately preceding sentence shall automatically cease and terminate without any notice by the Mortgagee (such notice being hereby expressly waived by the Mortgagor to the extent permitted by applicable law), or any action or proceeding or the intervention of a receiver appointed by a court.

As additional collateral and further security for the Obligations, subject to the Indenture or the Notes Collateral Agreement, as applicable, the Mortgagor does hereby assign by way of security and grants to the Mortgagee, for the benefit of the Secured Parties, a security interest in all of the right, title and the interest of the Mortgagor in and to any and all real property leases, rental agreements and all other occupancy agreements (collectively, the “Leases”) with respect to the Premises or any part thereof and the Mortgagor agrees to execute and deliver to the Mortgagee such additional instruments, in form and substance reasonably satisfactory to the Mortgagee, as may hereafter be reasonably requested by the Mortgagee to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed to impose upon the Mortgagee any obligation or liability with respect thereto.
The Mortgagor covenants, represents and agrees as follows:
ARTICLE I
Obligations Secured
1.1    Obligations. This Mortgage is given to secure the payment and performance by the Mortgagor of the Obligations. [The maximum amount of the Obligations secured hereby will not exceed $__________, plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with interest thereon, all of which amounts shall be secured hereby.]7
1.2    Future Advances. This Mortgage is given to secure the Obligations of the Mortgagor and the repayment of the aforesaid obligations (including, without limitation, the Obligations of the Mortgagor with respect to each advance of any Loan, any renewals or extensions or modifications thereof upon the same or different terms or at the same or different rate of interest, and all renewals, modifications, replacements and extensions thereof). The lien of such future obligations shall relate back to the date of this Mortgage.
ARTICLE II
Mortgagor’s Covenants, Representations and Agreements
2.1    Title to Property. The Mortgagor hereby represents and warrants to the Mortgagee and each other Secured Party that the representations and warranties set forth in Section 4 of the Notes Collateral Agreement as they relate to the Mortgagor or to the Note Documents to which the Mortgagor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Mortgagee and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 2.1, be deemed to be a reference to the Mortgagor’s knowledge.
7 To be included in states that impose mortgage recording tax and subject to applicable laws.

2.2     Taxes and Fees; Maintenance of Premises. The Mortgagor agrees to comply with Subsection 5.4.1(c) of the Notes Collateral Agreement, in each case in accordance with and to the extent provided therein.
2.3    Reimbursement. The Mortgagor agrees to comply with Subsection 5.4.1(c) of the Notes Collateral Agreement in accordance with and to the extent provided therein.
2.4    Additional Documents. The Mortgagor agrees to take any and all actions reasonably required to create and maintain the Lien of this Mortgage as against the Premises, and to protect and preserve the validity thereof, in each case in accordance with and to the extent provided in [Section 1501] of the Indenture.
2.5    Restrictions on Sale or Encumbrance. The Mortgagor agrees to comply with Sections [410], [411], [412], [413] and [415] of the Indenture, in each case in accordance with and to the extent provided therein.
2.6    Fees and Expenses. The Mortgagor will promptly pay upon demand any and all reasonable costs and expenses of the Mortgagee, including, without limitation, reasonable attorneys’ fees actually incurred by the Mortgagee, to the extent required under the Indenture.
2.7    Insurance.
(a)[Reserved].
(b)Insurance Generally. The Mortgagor agrees to comply with Subsection 5.4 of the Notes Collateral Agreement in accordance with and to the extent provided therein.
(c)Use of Proceeds. Insurance proceeds shall be applied or disbursed as set forth in Subsection 5.4.2 or Section 6.5 of the Notes Collateral Agreement to the extent and as applicable.
2.8    [Reserved].
2.9    Releases and Waivers. The Mortgagor agrees that no release by the Mortgagee of any portion of the Premises, the Rents and Profits or the Leases, no subordination of lien, no forbearance on the part of the Mortgagee to collect on any Obligations, or any part thereof, no waiver of any right granted or remedy available to the Mortgagee and no action taken or not taken by the Mortgagee shall, except to the extent expressly released, in any way have the effect of releasing the Mortgagor from full responsibility to the Mortgagee for the complete discharge of each and every of the Mortgagor’s obligations hereunder.
2.10    Compliance with Law. The Mortgagor agrees to comply with all applicable laws in all material respects.
2.11    [Reserved].
2.12    Security Agreement.

(a)This Mortgage is hereby made and declared to be a security agreement encumbering the Fixtures, and the Mortgagor grants to the Mortgagee, for the benefit of the Secured Parties, a security interest in the Fixtures. The Mortgagor grants to the Mortgagee, for the benefit of the Secured Parties, all of the rights and remedies of a secured party under the laws of the state in which the Premises are located. A financing statement or statements reciting this Mortgage to be a security agreement with respect to the Fixtures may be appropriately filed by the Mortgagee (provided, however, that the Mortgagee shall have no obligation to make any such filing).
(b)This Mortgage constitutes a fixture filing and financing statement as those terms are used in the Uniform Commercial Code of the State of New York or, if the creation, perfection or enforcement of any security interest herein is governed by the laws of a state other than the State of New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state (collectively, the “UCC”). The Mortgagor warrants that, as of the date hereof, the name and address of the “Debtor” (which is the Mortgagor) are as set forth in the preamble of this Mortgage and a statement indicating the types, or describing the items, of collateral is set forth hereinabove. The Mortgagor warrants that the Mortgagor’s exact legal name is correctly set forth in the preamble of this Mortgage. The Mortgagee shall be deemed to be the “Secured Party” with the address as set forth in the preamble of this Mortgage and shall have the rights of a secured party under the UCC.
(c)This Mortgage will be filed in the real property records.
(d)As of the date hereof, the Mortgagor is a [______________] organized under the laws of the State of [______________], and the Mortgagor’s organizational identification number is [______________]8.
2.13    Mortgage Recording Tax. The Mortgagor shall pay upon the recording hereof any and all mortgage recording taxes or any such similar fees and expenses due and payable to record this Mortgage in the appropriate records of the county in which the Premises is located.
ARTICLE III
Events of Default
An Event of Default shall exist and be continuing under the terms of this Mortgage upon the existence and during the continuance of an Event of Default under the terms of the Indenture.
8 Local counsel to advise if bracketed text is required.

ARTICLE IV
Foreclosure
4.1    Acceleration of Obligations; Foreclosure. Upon the occurrence and during the continuance of an Event of Default, the entire balance of the Obligations, including all accrued interest, shall become due and payable to the extent such amounts become due and payable under the Indenture. Provided an Event of Default has occurred and is continuing, upon failure to pay the Obligations or reimburse any other amounts due under the Note Documents in full at any stated or accelerated maturity and in addition to all other remedies available to the Mortgagee at law or in equity, the Mortgagee may foreclose the lien of this Mortgage by judicial or non-judicial proceeding in a manner permitted by applicable law. The Mortgagor hereby waives, to the fullest extent permitted by law, any statutory right of redemption in connection with such foreclosure proceeding. At any foreclosure sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, the Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, and against all other Persons claiming or seeking to claim the property sold or any part thereof, by, through or under the Mortgagor. The Mortgagee or any of the Secured Parties may be a purchaser at such sale and if the Mortgagee is the highest bidder, subject to the terms of any applicable Intercreditor Agreement (as defined in the Notes Collateral Agreement), the Mortgagee shall credit the portion of the purchase price that would be distributed to the Mortgagee against the indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Premises is waived to the extent permitted by applicable law. With respect to any notices required or permitted under the UCC to the extent applicable, the Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.
4.2    Proceeds of Sale. The proceeds of any foreclosure sale of the Premises, or any part thereof, will be distributed and applied in accordance with the terms and conditions of the Notes Collateral Agreement and any applicable Intercreditor Agreement (subject to any applicable provisions of applicable law).
ARTICLE IV
Additional Rights and Remedies of the Mortgagee
5.1    Rights Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Mortgagee, immediately and without additional notice and without liability therefor to the Mortgagor, except for gross negligence or willful misconduct, may do or cause to be done any or all of the following to the extent permitted by applicable law, and subject to the terms of any applicable Intercreditor Agreement: (a) enter the Premises and take exclusive physical possession thereof; (b) invoke any legal remedies to dispossess the Mortgagor if the Mortgagor remains in possession of the Premises without the Mortgagee’s prior written consent; (c) exercise its right to collect the Rents and Profits; (d) generally, supervise, manage and contract with reference to the Premises as if the Mortgagee were equitable owner of the Premises, hold, lease, develop, operate or otherwise use the Premises or any part thereof upon such terms and conditions as directed or as the Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as directed or as the Mortgagee deems necessary or desirable), and apply all rents and other amounts collected by the Mortgagee in connection therewith in accordance with the provisions hereof; (e) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (f) institute proceedings for the complete foreclosure of the Mortgage, either by judicial action or by power of sale, in which case the Premises may be sold for cash or credit in one or more parcels; (g) expend Loan, funds and any rents, income and profits derived from the Premises for the payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the Lien of this Mortgage and satisfaction and fulfillment of any liabilities or obligations of the Mortgagor arising out of or in any way connected with the Premises whether or not such liabilities and obligations in any way affect, or may affect, the Lien of this Mortgage; (h) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in this Mortgage, the Indenture or the other Note Documents, or to aid the execution of any power herein granted; and (i) exercise all other rights, remedies and recourses granted under the Note Documents or otherwise available at law or in equity. The Mortgagor also agrees that any of the foregoing rights and remedies of the Mortgagee may be exercised at any time during the continuance of an Event of Default independently of the exercise of any other such rights and remedies, and the Mortgagee may continue to exercise any or all such rights and remedies until (i) the Event of Default is cured, (ii) foreclosure and the conveyance of the Premises to the high bidder, or (iii) the outstanding principal amount of the Loans accrued and unpaid interest thereon (if any), and any other amounts then due and owing under the Indenture and any other Note Document to the Lenders or the Mortgagee are paid in full.
5.2    Appointment of Receiver. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of any applicable Intercreditor Agreement, the Mortgagee shall be entitled, without additional notice and without regard to the adequacy of any security for the Obligations secured hereby, whether the same shall then be occupied as a homestead or not, or the solvency of any party bound for its payment, to make application for the appointment of a receiver to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the Obligations and secured hereby. The receiver shall have all the rights and powers provided for under the laws of the state in which the Premises are located, including without limitation, the power to execute leases, and the power to collect the rents, sales proceeds, issues, profits and proceeds of the Premises during the pendency of such foreclosure suit, as well as during any further times when the Mortgagor, its successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, sales proceeds, issues, proceeds and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. Receiver’s fees, reasonable attorneys’ fees and costs incurred in connection with the appointment of a receiver pursuant to this Section 5.2 shall be secured by this Mortgage. Notwithstanding the appointment of any receiver, trustee or other custodian, subject to any applicable Intercreditor Agreement, the Mortgagee shall be entitled to retain possession and control of any cash or other instruments at the time held by or payable or deliverable under the terms of the Mortgage to the Mortgagee to the fullest extent permitted by law.
5.3    Waivers. No waiver of a prior Event of Default shall operate to waive any subsequent Event(s) of Default. All remedies provided in this Mortgage, the Indenture or any of the other Note Documents are cumulative and may, at the election of the Mortgagee, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.
5.4    Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, the Mortgagor or the Mortgagor’s successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.
5.5    Marshalling. The Mortgagor hereby waives, in the event of foreclosure of this Mortgage or the enforcement by the Mortgagee of any other rights and remedies hereunder, any right otherwise available in respect to marshalling of assets which secure any Loan and any other indebtedness secured hereby or to require the Mortgagee to pursue its remedies against any other such assets.
5.6    Protection of Premises. Upon the occurrence and during the continuance of an Event of Default, the Mortgagee may take such actions, including, but not limited to disbursements of such sums, as the Mortgagee deems necessary in good faith to protect the Mortgagee’s interest in the Premises.
ARTICLE VI
General Conditions
6.1    Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their successors and assigns to the extent permitted under the Indenture. The term “Mortgagee” shall include the Note Collateral Agent on the date hereof and any successor Note Collateral Agent under the Indenture. The word “person” shall include any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature, and the word “Premises” shall include any portion of the Premises or interest therein. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase without limitation.

6.2    Notices. All notices, requests and other communications shall be given in accordance with Subsection 9.2 of the Notes Collateral Agreement.
6.3    Severability. If any provision of this Mortgage is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
6.4    Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Mortgage nor the intent of any provision hereof.
6.5    Intercreditor Agreements. Notwithstanding anything to the contrary contained herein, the lien and security interest granted to the Mortgagee pursuant to this Mortgage and the exercise of any right or remedy by the Mortgagee hereunder are subject to the provisions of any applicable Intercreditor Agreement. The Mortgagee acknowledges and agrees that the relative priority of the Liens granted to the Mortgagee, any Agent and any Additional Agent (as such terms are defined in the applicable Intercreditor Agreements) shall be determined solely pursuant to the applicable Intercreditor Agreements, and not by priority as a matter of law or otherwise.
6.6    Conflicting Terms.
(a)    In the event of any conflict between the terms of this Mortgage and any applicable Intercreditor Agreement, (i) the terms of the Base Intercreditor Agreement (as defined in the Notes Collateral Agreement) shall govern and control any conflict between the Mortgagee, the Senior Cash Flow Agent, the Senior ABL Agent, the Senior Term Loan Agent and/or any Additional Agent and (ii) the terms of any Other Intercreditor Agreement (as defined in the Notes Collateral Agreement) shall govern and control any conflict between the Mortgagee and any other party to such Other Intercreditor Agreement, in each case other than with respect to Section 6.7 of this Mortgage. In the event of any such conflict, the Mortgagor may act (or omit to act) in accordance with any of the applicable Intercreditor Agreements, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.
(b)    In the event of any conflict between the terms and provisions of theIndenture and the terms and provisions of this Mortgage, the terms and provisions of the Indenture shall control and supersede the provisions of this Mortgage with respect to such conflicts other than with respect to Section 6.7 of this Mortgage.
6.7    Governing Law. This Mortgage shall be governed by and construed in accordance with the internal law of the state in which the Premises are located.
6.8    Application of the Foreclosure Law. If any provision in this Mortgage shall be inconsistent with any provision of the foreclosure laws of the state in which the Premises are located, the provisions of such laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such laws.
6.9    Written Agreement. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with Subsection 9.1 of the Notes Collateral Agreement.

For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to the Base Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to the Base Intercreditor Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying this Mortgage, or any term or provision hereof, or any right or obligation of the Mortgagor hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by the Mortgagor and the Mortgagee in accordance with this Section 6.9.
6.10    Waiver of Jury Trial. Subsection 9.14 of the Notes Collateral Agreement is hereby incorporated by reference.
6.11    Request for Notice. The Mortgagor requests that a copy of any statutory notice of default and a copy of any statutory notice of sale hereunder be mailed to the Mortgagor in accordance with the requirements in Section 6.2 of this Mortgage.
6.12    Counterparts. This Mortgage may be executed by one or more of the parties on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6.13    Release. If any of the Premises shall be sold, transferred or otherwise disposed of by the Mortgagor in a transaction permitted by the Indenture, then the Mortgagee, at the request and at the sole cost and expense of the Mortgagor, shall execute and deliver to the Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Premises. The Mortgagor shall deliver to the Mortgagee prior to the date of the proposed release, a written request for release.
6.14    [Last Dollars Secured; Priority. This Mortgage secures only a portion of the Obligations owing or which may become owing by the Mortgagor to the Secured Parties. The parties agree that any payments or repayments of such Obligations shall be and be deemed to be applied first to the portion of the Obligations that is not secured hereby, it being the parties’ intent that the portion of the Obligations last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.9

9 To be included in mortgages for states with a mortgage recording tax, to the extent required.

6.15    State Specific Provisions. In the event of any inconsistencies between this Section 6.15 and any of the other terms and provisions of this Mortgage, the terms and provisions of this Section 6.15 shall control and be binding.
(a)[________________]
(b)    [________________]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the above written date.
MORTGAGOR:
[____________________]
By: __________________________________
Name:______________________________
Title:______________________________

[ADD STATE NOTARY FORM FOR MORTGAGOR]10

10 Local counsel to confirm signature page and notary block which are acceptable for recording in the jurisdiction.

Exhibit A
Legal Description
[To be Attached.]